UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, November 17, 2016

The 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Casella Waste Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held on Thursday, November 17, 2016 at 10:00 a.m., Eastern Time, at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, to consider and act on the following matters:

1.	To elect three Class I directors, each to serve for a term expiring at the 2019 Annual Meeting of Stockholders;

2.	To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

3.	To approve the Casella Waste Systems, Inc. 2016 Incentive Plan;

4.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the 2016 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

Stockholders of record of our Class A common stock and our Class B common stock at the close of business on September 29, 2016, the record date for the 2016 Annual Meeting, are entitled to notice of, and to vote at, the 2016 Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, please vote in one of the following ways:

•

Vote over the Internet by going to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST and following the instructions for Internet voting shown on the enclosed proxy card;

•	Vote by Telephone, by calling 1-800-652-VOTE (8683) and following the recorded instructions; or

•

Vote by Mail, by completing and signing your enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the Internet or by telephone, please do not mail your proxy card.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, please use the enclosed voting instruction form for your shares to be voted by mail or telephone or over the Internet.

All stockholders are invited to attend the 2016 Annual Meeting in person. You may obtain directions to the 2016 Annual Meeting by contacting our Investor Relations Department at 1-802-775-0325. Whether or not you plan to attend the 2016 Annual Meeting in person, we urge you to take the time to vote your shares.

Please read the attached proxy statement in its entirety, as it contains important information you need to know to vote at the 2016 Annual Meeting.

By order of the Board of Directors,

October 3, 2016 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

PROXY STATEMENT

CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

PROXY STATEMENT

for the

2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, November 17, 2016

TIME, DATE AND PLACE OF 2016 ANNUAL MEETING

This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by Casella Waste Systems, Inc.’s (the “Company,” “we,” “us” or “our”) Board of Directors (the “Board”), for use at the 2016 Annual Meeting of Stockholders to be held on Thursday, November 17, 2016 at 10:00 a.m., Eastern Time, at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, and at any adjournments, postponements, continuations or reschedulings thereof (the “2016 Annual Meeting”), pursuant to the enclosed Notice of the 2016 Annual Meeting.

The Notice of the 2016 Annual Meeting, this proxy statement, the accompanying proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2015 (the “2015 Annual Report”), are being mailed to stockholders on or about October 7, 2016. Stockholders should review the information provided herein in conjunction with our 2015 Annual Report that accompanies this proxy statement. Our principal executive offices are located at 25 Greens Hill Lane, Rutland, Vermont 05701, and our telephone number is (802) 775-0325.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

For the 2016 Annual Meeting of Stockholders to be Held on Thursday, November 17, 2016

The proxy materials, which include this proxy statement, a proxy card and our 2015 Annual Report are available for viewing, printing and downloading at www.casella.com/2016AnnualMeeting.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon oral or written request to Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, Vermont 05701, Telephone: 1-802-775-0325.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available on the SEC’s website at www.sec.gov.

PROXY SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement and does not include all of the information that you should consider. You should read the entire proxy statement carefully before voting.

2016 Annual Meeting of Stockholders

Date and Time	Thursday, November 17, 2016 at 10:00AM

Location	Killington Grand Hotel, 228 East Mountain Rd., Killington, VT 05751

Record Date	September 29, 2016

Voting Matters and Board Recommendations

Item	Proposal	Board Recommendation	Page Number

1	Elect three Class I Directors	For	55

2	Approve, in an advisory “say-on-pay” vote, named executive officer compensation	For	57

3	Approve Casella Waste Systems, Inc. 2016 Incentive Plan	For	59

4	Ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016	For	71

5	Transact other business that properly comes before the meeting

2016 Nominees for the Board of Directors

Name	Age	Principal Occupation	Committee Memberships

Michael K. Burke	58	CFO, EndoGastric Solutions	• Audit • Nominations and Governance

James F. Callahan, Jr.	72	Retired	• Audit (Chair) • Nominations and Governance

Douglas R. Casella	60	Vice Chairman, Casella Waste Systems

Company Performance Highlights and Execution Against Strategic Plan

Over the last several years, the Company has performed well against our key strategic initiatives, with this solid execution translating to strong stockholder value creation in the fiscal year ended December 31, 2015 (“fiscal 2015”).

Strong execution of fiscal 2018 strategic plan (“Fiscal 2018 Plan”)

Increase landfill returns	Drive collection profitability	Create value through Resource Solutions	Improve balance sheet & reduce risk
• Maximize annual capacity utilization in our Western Region and drive pricing in the disposal capacity constrained markets in our Eastern Region.	• Target profitable revenue growth, operating efficiencies, and selling or swapping under-performing routes or operations.	• Our Recycling, Organics, and Customer Solutions groups provide value-added resource services to help our customers meet their sustainability goals.	• Deploy capital in a disciplined manner and focus on debt repayment with excess cash flows.

•   Annual landfill volumes up +843,000 (or +23.7%) since fiscal 2013.

•   Average landfill price per ton up +3.4% since fiscal 2013.

•   Received important landfill expansions in early 2016 at Ontario, Chemung and Hyland landfills.

•   Collection pricing growth of +3.9% in fiscal 2015 and +5.3% for the 12 months ended 6/30/16.

•   Cost of operations as a % of collection revenues down -540 bps from fiscal 2014 to the 12 months ended 6/30/16.

•   Introduced SRA fee in fiscal 2015 to substantially reduce commodity volatility.

•   Recycling operating income up +1,485% from fiscal 2014 to the 12 months ended 6/30/16, commodity prices down -22% over same period.(1)

•   Divested or closed non-core operations.

•   Disciplined capital strategy & increased hurdle rates.

•   Reduced total debt by $29.6 million from 3/31/15 to 6/30/16, while reducing consolidated leverage ratio over the same period.

(1)	Operating income for the Recycling line-of-business excludes inter-company management fees from both comparative periods.

(2)	Peer stocks include: Covanta Holding Corporation, Progressive Waste Solutions Ltd., Republic Services, Inc., Waste Connections, Inc. and Waste Management, Inc. Performance is measured as total shareholder return from December 31, 2014 to December 31, 2015.

Executive Compensation Highlights

The Company maintains an executive compensation program that reflects our corporate strategy and short- and long-term business objectives and that provides performance-based pay that aligns the interests of our executives with those of our stockholders.

Our stockholders have shown their support for our executive compensation program as evidenced by a 97% favorable “say-on-pay” vote at our 2015 Annual Meeting of Stockholders.

Our Compensation Committee periodically reviews our executive compensation program to ensure continued alignment with our philosophy, corporate strategy, and business objectives. As a result of the Compensation Committee’s review in fiscal 2015 and the concurrent refresh of our strategic plan, we made several key changes to our executive pay practices for the fiscal year ending December 31, 2016 (“fiscal 2016”) in order to further align pay with Company performance and to ensure continued alignment of executive pay with our corporate strategy. These changes, which include a shift to more performance-based pay elements, are described in our Compensation Discussion and Analysis. The change in the overall mix of pay for our Chief Executive Officer is illustrated in the following charts:

(1)	While our Compensation Committee approved the majority of its planned changes to the Company’s executive compensation program in early 2016, the planned updates to long-term incentive compensation for executive officers will only be implemented after the Company receives stockholder approval for the Company’s 2016 Incentive Plan at the 2016 Annual Meeting. If our stockholders approve the 2016 Incentive Plan, our Compensation Committee plans to shift long-term incentive compensation for executive officers from the current program that only includes time-vested restricted stock units (“RSUs”), to a new program that includes 75% in the form of performance-based stock units (“PSUs”), which are expected to vest based upon the Company’s achievement of Free Cash Flow and Adjusted EBITDA targets based on our Fiscal 2018 Plan with a multiplier based upon the Relative Total Shareholder Return (“Relative TSR”) in relation to the Russell 2000 Index, and 25% in the form of RSUs.

We employ a number of “best practices” with respect to executive compensation design:

✓       Balance of short- and long-term incentive compensation; favors longer term

✓       Majority of named executive officer pay is performance-based

✓       Caps on named executive officer bonus payments

✓       Limited use of perquisites

✓       Executive officer and director stock ownership guidelines

✓       Double-trigger equity vesting at change in control in our 2016 Incentive Plan

✓       Clawback policy with respect to cash and equity incentive-based compensation

✓       Anti-hedging policy

✓       Commitment to no longer provide excise tax gross-ups in future employment agreements

✓       Independent Compensation Committee advisor

Approval of Casella Waste Systems, Inc. 2016 Incentive Plan

In the opinion of our Board, the future success of our company depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability – periodic equity awards as part of a competitive compensation package are an important factor in enabling us to do so.

On September 29, 2016, our Board adopted, subject to stockholder approval, the Casella Waste Systems, Inc. 2016 Incentive Plan (“2016 Incentive Plan”) to replace our 2006 Stock Incentive Plan, which expires on October 9, 2016. The 2016 Incentive Plan would allow for the issuance of up to 2,250,000 shares of Class A common stock and up to an additional 2,722,884 shares of Class A common stock, which is equal to the sum of the number of shares of Class A common stock reserved for issuance under the 2006 Stock Incentive Plan that remain available for grant immediately prior to the expiration of the 2006 Stock Incentive Plan and the number of shares of Class A common stock subject to awards granted under the 2006 Stock Incentive Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us. As of August 31, 2016, the number of shares of Class A common stock that remain available for grant under the 2006 Stock Incentive Plan was 646,081, and the number of shares of Class A common stock subject to awards granted under the 2006 Stock Incentive Plan was 2,101,625.

We believe that the 2016 Incentive Plan represents best practices from a corporate governance perspective. Key features include:

✓       No “Evergreen” Provision

✓       No Liberal Share Counting

✓       No repricing of stock options or stock appreciation rights

✓       No discounted stock options or stock appreciation rights

✓        “Double-trigger” vesting upon change in control

✓       No liberal change in control definition

✓       Material amendments require stockholder approval

✓       Administered by an independent committee

✓       Minimum vesting requirements

✓       Clawback policy

PURPOSES OF THE 2016 ANNUAL MEETING

At the 2016 Annual Meeting, our stockholders will consider and vote upon the following matters:

1.	To elect three Class I directors, each to serve for a term expiring at the 2019 Annual Meeting of Stockholders;

2.	To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

3.	To approve the Casella Waste Systems, Inc. 2016 Incentive Plan;

4.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the 2016 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

All proxies will be voted in accordance with the instructions contained in those proxies. Unless contrary instructions are indicated on the enclosed proxy, all shares of our Class A and Class B common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” the election of all three director nominees nominated by our Board as set forth in this proxy statement, (b) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, (c) “FOR” the approval of the Casella Waste Systems, Inc. 2016 Incentive Plan; (d) “FOR” the ratification of the appointment RSM US LLP as our independent auditors for the fiscal year ending December 31, 2016, and (e) in the discretion of the persons named on the proxy card in connection with any other business that may properly come before the 2016 Annual Meeting and any adjournments, postponements, reschedulings or continuations thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At this time, except as otherwise disclosed in this proxy statement, the Board knows of no other business that may properly come before the 2016 Annual Meeting; however, if other matters properly come before the 2016 Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment.

IMPORTANT INFORMATION ABOUT THE 2016 ANNUAL MEETING AND VOTING

Q. Why did I receive these proxy materials?	A.

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the 2016 Annual Meeting, to be held at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, on Thursday, November 17, 2016 at 10:00 a.m., Eastern Time.

Q. What is included in the proxy materials?	A.	The proxy materials include this proxy statement, a proxy card and our 2015 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Q. What are the recommendations of the Board?	A.	Our Board unanimously recommends that you vote your shares as follows:
•	“FOR” the election of the three class I directors nominated by our Board as set forth in this proxy statement;

•	“FOR” the approval, in an advisory “say-on-pay” vote, of the compensation of our named executive officers;

•	“FOR” the approval of the Casella Waste Systems, Inc. 2016 Incentive Plan; and

•	“FOR” the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2016.

Q. Who can vote at the 2016 Annual Meeting and what are the voting rights of such stockholders?	A.

Our Board fixed September 29, 2016 as the record date for the 2016 Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the 2016 Annual Meeting and at any postponement, adjournment, rescheduling or continuation thereof.

On the record date, we had 40,500,202 shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 988,200 shares of Class B common stock outstanding (each of which entitles its holder to 10 votes per share). Unless indicated otherwise, in this proxy statement, we refer to our Class A common stock and our Class B common stock together as our common stock. Holders of our common stock do not have cumulative voting rights.

No securities other than our Class A common stock and Class B common stock are entitled to vote at the 2016 Annual Meeting. Only stockholders of record on September 29, 2016 are entitled to notice of, and to vote at, the 2016 Annual Meeting.

Q. How do I vote?	A.	If your shares are registered directly in your name, you may vote three ways:

(1)

Over the Internet: Go to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on Wednesday, November 16, 2016, the day before the 2016 Annual Meeting, for your proxy to be valid and your vote to count.

(2)

By Telephone: Call 1-800-652-VOTE (8683), toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on Wednesday, November 16, 2016, the day before the 2016 Annual Meeting, for your proxy to be valid and your vote to count.

(3)

By Mail: If you received your proxy materials by mail, complete and sign your proxy card and mail it to Computershare Trust Company, N.A. in the postage prepaid envelope we provided. Computershare Trust Company, N.A. must receive the proxy card by Wednesday, November 16, 2016, the day before the 2016 Annual Meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions.

(4)

In Person at the Meeting: If you attend the 2016 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2016 Annual Meeting.

A.	If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)

In Person at the Meeting: Contact your bank, broker or other nominee who holds your shares to obtain a broker’s legal proxy and bring it with you to the 2016 Annual Meeting. A broker’s legal proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name through a bank, broker or other nominee in person at the 2016 Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares.

Q. How will my shares be voted if I do not return my proxy or do not provide specific voting instructions in the proxy card or voting instruction form that I submit?	A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the 2016 Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the 2016 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Exchange Act.

If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the 2016 Annual Meeting and a “broker non-vote” would occur.

Q. What effect do broker non-votes have on the proposals?	A.

Under applicable stock exchange rules, brokers may vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions; however, on matters considered “non-routine,” brokers may not vote shares without their customers’ instruction. Shares that are voted on “routine” proposals by brokers but not on those proposals deemed “non-routine” are referred to as “broker non-votes” with respect to the “non-routine” proposals.

The election of directors (Proposal 1), the advisory “say-on-pay” vote (Proposal 2) and the approval of the Casella Waste Systems, Inc. 2016 Incentive Plan (Proposal 3) are “non-routine” matters. The ratification of the appointment of our independent auditors (Proposal 4) is a “routine” matter.

We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the 2016 Annual Meeting according to your instructions.

Q. How will my shares be voted if I mark “Abstain” on my proxy card?	A.

We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but abstentions will not be counted as votes cast for or against any given matter.

Q. Can I change my vote or revoke my proxy?	A.	If your shares are registered directly in your name, you may revoke your proxy or change your vote at any time before the 2016 Annual Meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on Wednesday, November 16, 2016.

(2)	Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received by Computershare Trust Company, N.A. by Wednesday, November 16, 2016 will be counted.

(3)	Attend the 2016 Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the 2016 Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the 2016 Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote?”.

Q. How many shares must be present to hold the 2016 Annual Meeting?	A.

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the 2016 Annual Meeting by the holders of our Class A common stock and our Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the 2016 Annual Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or that are represented in person at the 2016 Annual Meeting. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes, if any, are counted for the purpose of determining the presence of a quorum. If a quorum is not present, we expect to adjourn the 2016 Annual Meeting until we obtain a quorum.

Q. What vote is required to approve each matter and how are votes counted?	A.	Proposal 1—Election of Three Class I Directors

The three (3) nominees for director receiving the highest number of votes FOR election will be elected as Class I directors. Proposal 1 is a non-routine matter. Pursuant to our majority vote resignation policy included in the Company’s Corporate Governance Guidelines, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election in an uncontested election of directors would be required to offer his or her resignation to the Board.

If a stockholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies signed and returned to the Company unmarked will be voted FOR the three (3) nominees (James F. Callahan, Jr., Douglas R. Casella and Michael K. Burke).

If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. In this regard, please note that brokers may not vote on the election of directors in the absence of specific client instructions. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. Votes that are not returned, withheld or broker non-votes will have no effect on the outcome of the election. In this regard, shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as broker non-votes.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

With respect to Proposal 1, you may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Proposal 2—Advisory “Say-on-Pay” Vote on the Compensation of Our Named Executive Officers

To approve Proposal 2, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a non-routine matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on this Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 2. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, the Compensation Committee of our Board and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 3—Approval of Casella Waste Systems, Inc. 2016 Incentive Plan

To approve Proposal 3, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is a non-routine matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 3. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST Proposal 3 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 3. If you vote to ABSTAIN on this Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 3. Voting to ABSTAIN will have no effect on the voting on Proposal 3.

Proposal 4—Ratification of the Appointment of Independent Auditors

To approve Proposal 4, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is a routine matter. If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your unvoted shares on Proposal 4. If you vote to ABSTAIN on this Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 4. Voting to ABSTAIN will have no effect on the voting on Proposal 4.

Although stockholder ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2016 by the Audit Committee of our Board is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If such ratification is not approved at the 2016 Annual Meeting, our Audit Committee may reconsider its appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2016.

Q. Are there other matters to be voted on at the 2016 Annual Meeting?	A.

We do not know of any matters that may come before the 2016 Annual Meeting other than as discussed in this proxy statement. If any other matters are properly presented at the 2016 Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter subject to compliance with Rule 14a-4(c) of the Exchange Act.

Q. Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the conclusion of the 2016 Annual Meeting.

Q. What is the Company’s Internet address?	A.

The Company’s Internet address is http://www.casella.com/. You can access this proxy statement and the 2015 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, at this Internet address. The Company’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. In addition, none of the information on the other websites listed in this proxy statement is part of this proxy statement. These website addresses are intended to be inactive textual references only.

Q. May I attend the 2016 Annual Meeting?	A.

Only holders of the Company’s shares as of the record date are entitled to attend the 2016 Annual Meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license or state identification card. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

No cameras, recording equipment, large bags, briefcases or packages will be permitted into the 2016 Annual Meeting and anyone recording the meeting on any device may be asked to leave.

Q. What are the costs of soliciting these proxies?	A.

We will bear the entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders by or on behalf of the Company. In addition to such solicitation materials, our directors, officers and employees may solicit proxies by telephone, telegram, facsimile, electronic mail, Internet and text messaging as well as personal solicitation without additional compensation. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Copies of solicitation material will be furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2015 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

BOARD OF DIRECTORS

Information Regarding Directors and Director Nominees

Our Second Amended and Restated Certificate of Incorporation and our By-Laws provide for the classification of our Board into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year. At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring.

Our Board currently consists of nine directors. Class I consists of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella, each with a term ending at the 2016 Annual Meeting. Class II consists of Joseph G. Doody, Emily Nagle Green and Gregory B. Peters, each with a term ending at the 2017 Annual Meeting of Stockholders. Class III consists of John W. Casella, William P. Hulligan and James E. O’Connor, each with a term ending at the 2018 Annual Meeting of Stockholders.

Upon the recommendation of the Nominations and Governance Committee of our Board, our Board nominated Messrs. Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella for re-election at the 2016 Annual Meeting as Class I directors, each to serve until the 2019 Annual Meeting of Stockholders and until his respective successor is elected and qualified.

Director Biographies and Qualifications

The following table provides biographical information relating to each director and director nominee, including his or her age and period of service as a director of the Company; his or her committee memberships; his or her business experience, including principal occupation and employment and directorships at other public companies during the past five years; his or her community activities; and his or her other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of the Company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I Director Nominees to be elected at the 2016 Annual Meeting (terms expiring in 2019, if elected)

Michael K. Burke Audit Committee Nominations and Governance Committee	58	Mr. Burke has served as a member of our Board since February 2008. Mr. Burke has served as Chief Financial Officer of EndoGastric Solutions, Inc. since November 2015. From January 2012 to June 2014, Mr. Burke served as Senior Vice President and Chief Financial Officer of Landauer, Inc., a publicly traded global provider of devices, consumable medical products and technical/analytical services. Prior to Landauer, Mr. Burke served as Senior Vice President and Chief Financial Officer of Albany International Corp., a publicly-traded global advanced textiles and materials processing company, from July 2009 to September 2010. Mr. Burke served as the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until its sale to Royal Philips Electronics in November 2006. Before joining Intermagnetics General Corporation, Mr. Burke served as Executive Vice President and Chief Financial Officer of HbT, Inc., a manufacturer of hydrogen generators and processors. Prior to joining HbT in May 2000, Mr. Burke served as a Managing Director within the U.S. Investment Banking Department of CIBC Oppenheimer Corp. Mr. Burke holds a B.A. in Economics from Lake Forest College and a Graduate Certificate in Mergers and Acquisitions from The Wharton School.

Skills and Qualifications:

We believe Mr. Burke is qualified to serve on our Board due to his leadership and financial experience, particularly his past experience as a senior-level investment banker with a prominent investment banking firm and as a chief financial officer of various publicly-traded companies, and his broad functional skill set.

James F. Callahan, Jr. Audit Committee (Chair) Nominations and Governance Committee	72

Mr. Callahan has served as a member of our Board since March 2003. Mr. Callahan served as an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from September 1975 to March 2000. Mr. Callahan has been retired since March 2000. Mr. Callahan has served as a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Developmental Services’ Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan holds a B.A. from Bates College and an M.B.A. from the Rutgers University School of Management.

Skills and Qualifications:

We believe Mr. Callahan is qualified to serve on our Board due to his years of experience at Arthur Andersen LLP, the depth and breadth of his financial reporting expertise and his experience with complex financial matters.

Douglas R. Casella Vice Chairman	60

Mr. Casella has served as Vice Chairman of our Board since 1993. Mr. Casella founded Casella Waste Management, Inc., a wholly owned subsidiary of ours, in 1975 and has served as its President since then. Since 1989, Mr. Casella has served as President of Casella Construction, Inc., a company owned by Mr. Casella and his brother John W. Casella, who is also our Chief Executive Officer and Chairman of the Board, which specializes in general contracting, soil excavation and heavy equipment work, and which performs landfill-construction and related services for us.

Skills and Qualifications:

We believe Mr. Casella is qualified to serve on our Board due to his extensive experience with operational and asset management matters in the waste management industry.

Class II Directors (terms expiring in 2017)

Joseph G. Doody Compensation Committee (Chair)	64	Mr. Doody has served as a member of our Board since 2004. Mr. Doody has served as Vice Chairman of Staples, Inc., an office products company, since January 2014. Previously,

Mr. Doody had served as President, North American Commercial of Staples, Inc. from 1998 until January 2014. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, an imaging technology company, including General Manager and Vice President, North America, Office Imaging. Mr. Doody has served on the Board of Directors of Paychex, Inc., a leading provider of payroll, human resource, and benefits outsourcing solutions, since October 2010. Mr. Doody holds a B.S. in Economics from State University of New York at Brockport and an M.B.A. from the University of Rochester.

Skills and Qualifications:

We believe Mr. Doody is qualified to serve on our Board due to his significant leadership experience, board experience and management experience of a publicly-traded multinational company.

Emily Nagle Green Compensation Committee Nominations and Governance Committee	59

Ms. Nagle Green has served as a member of our Board since July 2012. From January 2012 until July 2015, Ms. Nagle Green served as President and Chief Executive Officer of Smart Lunches, Inc., an online delivery service providing fresh meals to children. From November 2005 to June 2011, Ms. Nagle Green served as Chief Executive Officer and a member of the Board of Directors of Yankee Group, a technology research firm, and from June 2011 to January 2012, Ms. Nagle Green served as Chairman of the Board of Directors of Yankee Group. Prior to joining Yankee Group, Ms. Nagle Green served as President and Chief Executive Officer of Cambridge Energy Research, an energy research and consulting firm, from 2003 to 2004. From 1995 to 2003, Ms. Nagle Green served in several leadership positions with Forrester Research, a provider of information technology and consulting services. Ms. Nagle Green holds a B.S.L. from Georgetown University and an M.S. in Engineering and Computer Graphics from the University of Pennsylvania.

Skills and Qualifications:

We believe Ms. Nagle Green is qualified to serve on our Board due to her substantial senior management executive experience as well as over 25 years of experience in identifying and leveraging technology trends.

Gregory B. Peters Compensation Committee Audit Committee Nominations and Governance Committee (Chair)	70	Mr. Peters has served as a member of our Board since 1993. From November 2002 to October 2015, he served as our Lead Director. Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, a corporate finance firm, since April 2001. From April 1988 to March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., a venture capital company. Mr. Peters also previously served as general partner of North Atlantic Capital Partners, L.P., a venture capital company. Mr. Peters holds a B.A. from Harvard College and an M.B.A. from Harvard Business School.

Skills and Qualifications:

We believe Mr. Peters is qualified to serve on our Board due to his significant experience as a professional investor and extensive experience in areas of corporate governance.

Class III Directors (terms expiring in 2018)

John W. Casella Chairman	65

Mr. Casella has served as Chairman of our Board since July 2001 and as our Chief Executive Officer since 1993. Mr. Casella also served as our President from 1993 to July 2001 and as Chairman of our Board from 1993 to December 1999. In addition, Mr. Casella has served as Chairman of the Board of Directors of Casella Waste Management, Inc., a wholly-owned subsidiary of ours, since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and his brother Douglas R. Casella, also a member of our Board, which specializes in general contracting, soil excavation and heavy equipment work, and which performs landfill-construction and related services for us. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions, including the National Recycling Coalition, the Board of Directors of the Associated Industries of Vermont, the Association of Vermont Recyclers, the Vermont State Chamber of Commerce, the Rutland Industrial Development Corporation and the Rutland Regional Medical Center. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an A.S. in Business Management from Bryant & Stratton College and a B.S. in Business Education from Castleton State College.

Skills and Qualifications:

We believe Mr. Casella is qualified to serve on our Board due to his insight and expertise in the waste management industry and his leadership and knowledge of the Company obtained in his role as our Chief Executive Officer, coupled with his extensive business and leadership experience.

William P. Hulligan Audit Committee	73	Mr. Hulligan has served as a member of our Board since September 2015. Mr. Hulligan served as senior advisor to Progressive Waste Solutions Ltd., a waste management company, from March 2014 to August 2015, as President and Chief Operating Officer from January 2012 to March 2014, and as President USA and Executive Vice President of Florida operations from July 2010 to January 2012. Prior to joining Progressive Waste Solutions, Mr. Hulligan served as Executive Vice President of North America Operations of Waste Services, Inc., a publicly-traded solid waste services company, from June 2003 to July 2010. Prior to joining Waste Services, Mr. Hulligan also spent over 20 years at Waste Management, Inc., a provider of waste management services, where he held various senior management positions. Mr. Hulligan previously served as a member of the Board of Directors of two publicly-traded waste management companies, EarthCare Company and OHM Corporation. He has also served on the Board of Directors of the Environmental Industry Association as well as on the board of Trustees at John Carroll University and Bradley University. Mr. Hulligan holds a B.S. in Business Administration from John Carroll University.

Skills and Qualifications:

We believe Mr. Hulligan is qualified to serve on our Board due to his over 40 years of experience in the waste management industry, including extensive operational and executive experience.

James E. O’Connor Lead Director Compensation Committee	67

Mr. O’Connor has served as a member of our Board since July 2015. Mr. O’Connor served as Chief Executive Officer of Republic Services, Inc., a publicly-traded non-hazardous solid waste collection, recycling and disposal services company, from 1998 to 2011, and as Chairman of the Board of Republic Services from 2003 to 2011. Prior to joining Republic Services, Mr. O’Connor spent close to 30 years at Waste Management, Inc., a provider of waste management services, where he held various senior management positions. Mr. O’Connor is a member of the Board of Directors of Clean Energy Fuels Corp., a publicly-traded provider of natural gas fuel for transportation in North America, where he serves on the Compensation Committee and the Nominating and Corporate Governance Committee, and the Canadian National Railway Company, a publicly-traded rail transportation company, where he chairs the board’s Strategic Planning Committee and also serves on the Audit, Environmental & Safety and Finance Committees. Mr. O’Connor holds a B.S. in Commerce (concentration in accounting) from DePaul University.

Skills and Qualifications:

We believe Mr. O’Connor is qualified to serve on our Board due to his over 40 years of experience in the waste management industry, including extensive public company leadership experience, as well as experience serving on the boards of directors of publicly-traded companies in a variety of industries, including waste management, transportation and energy.

The holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Mr. Peters, a Class II director and a member of the Compensation Committee, Audit Committee and Nominations and Governance Committee, serves as the Class A Director.

The employment agreement by and between us and Mr. John Casella requires that we use our best efforts to cause Mr. John Casella to be nominated and elected as a director.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance policies and practices that we have adopted. We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, Corporate Governance Guidelines and charters for the Audit Committee, Compensation Committee and Nominations and Governance Committee of our Board. Complete copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and committee charters, which are described below, are available on the Investor Relations section of our website, www.casella.com. Alternatively, you can request a copy of any of these documents by writing to Casella Waste Systems, Inc., Attn: Corporate Secretary, 25 Greens Hill Lane, Rutland, Vermont 05701.

Board Responsibilities

The Board oversees, counsels and directs management in our long-term interests and those of our stockholders. The Board’s responsibilities include:

•	Selecting and regularly evaluating the performance of the Chief Executive Officer and other executive officers;

•	Reviewing and approving our major financial objectives and strategic and operating plans, business risks and actions;

•	Overseeing the conduct of our business to evaluate whether the business is being properly managed; and

•	Overseeing the processes for maintaining the integrity of our financial statements and other publicly disclosed information in compliance with law.

All of our directors are expected to comply with our Code of Business Conduct and Ethics and our Insider Trading Policy. The Board conducts an annual self-evaluation. In addition, we encourage our directors to attend formal training programs in areas relevant to the discharge of their duties as directors.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide, among other matters, that:

•	our Board’s principal responsibility is to oversee the management of the Company;

•	a majority of the members of our Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•

newly elected directors are expected to participate in a briefing program and all directors are expected to participate in continuing director education on an ongoing basis. The briefing program is designed to provide new directors with the non-public information regarding the strategic direction of the Company as well as a background of the Company’s financial information; and

•	at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Director Stock Ownership Guidelines

Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of our Class A common stock having a value equal to $100,000. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non-employee director is elected to our Board. As of the end of fiscal 2015, each of our non-employee directors was in compliance with the stock ownership guidelines.

Executive Officer Stock Ownership Policy

We have adopted an executive officer stock ownership policy reflective of the Board’s view that all executive officers should have a significant personal investment in the Company through their ownership of shares of Class A common stock. Our stock ownership policy is applicable to all executive officers who are required to file reports pursuant to Section 16 of the Exchange Act and requires such executive officers to hold shares of Class A common stock or other equity rights, including restricted stock with time-based vesting, vested stock options and unvested restricted stock units with time-based vesting, with a value at least equal to the following multiple of the individual’s respective base salary: Chief Executive Officer: 3X, President/Chief Operating Officer: 2X, Chief Financial Officer: 2X and our other executive officers: 1X. The stock ownership requirement will be measured as to each executive officer as of March 1 (the “measurement date”) of each year. In the event that an executive officer does not satisfy the stock ownership requirement as of any measurement date, then such executive officer is required to retain all shares of Class A common stock held by such executive officer, subject to certain exceptions, and any shares thereafter acquired by such executive officer until such time as such executive officer satisfies the stock ownership requirement. As of March 1, 2016, all of our executive officers were in compliance with the executive officer stock ownership policy.

Restrictions on Hedging Transactions and Pledging Transactions

Our insider trading policy restricts hedging transactions and the pledging of shares other than pledges pursuant to approved exceptions granted in extraordinary situations where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Compensation Clawback Policy

In September 2015, we adopted a Compensation Clawback Policy that applies to our current or former executive officers, or covered officers, and other applicable employees. Under the Compensation Clawback Policy, in the event of a restatement of our financial results due to the material noncompliance with any financial reporting requirement under the securities laws, regardless of fault, we will use reasonable efforts to recover cash and equity incentive-based compensation from covered officers that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In the event that the Board determines in its sole discretion that a covered person’s or another current or former employee’s act or omission involving willful misconduct or fraud contributed to the circumstances requiring the restatement, then we will use reasonable efforts to recover from such covered person or current or former employee, up to 100% of cash and equity incentive-based compensation paid during the three-year period preceding the date on which the accounting restatement is required to be prepared.

Board Determination of Independence

Under the applicable rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board determined that none of Ms. Nagle Green or Messrs. Burke, Callahan, Doody, Hulligan, O’Connor and Peters has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board also determined that Mr. Chapple, a former director, was an “independent director” prior to his retirement from our Board on July 7, 2015 and that Mr. McManus, a former director, was an “independent director” prior to his retirement from our Board on August 31, 2015.

Director Nomination Process

The Nominations and Governance Committee acts under a written charter that we have posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominations and Governance Committee and our Board.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominations and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominations and Governance Committee does not have a formal diversity policy, but believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities to our stockholders.

The director biographies appearing above indicate each nominee’s experience, qualifications, attributes and skills that led our Board to conclude that he or she should continue to serve as a member of our Board. Our Board believes that each of the nominees has substantial achievement in his or her professional pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of the Company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Nominations and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. The Nominations and Governance Committee has no obligation to consider individuals recommended by stockholders for nomination by the Committee as potential director candidates. However, assuming that appropriate biographical and background material has been provided on a timely basis, we expect that individuals recommended by stockholders would be so considered and evaluated by the Nominations and Governance Committee by following substantially the same process, and applying substantially the same criteria, as it follows for candidates identified by the Committee and others.

Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2017 Annual Meeting of Stockholders.” If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the By-Laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met 14 times during the fiscal year ended December 31, 2015, which we refer to as fiscal 2015, either in person or by teleconference. During fiscal 2015, each incumbent director attended at least 75% of the meetings of our Board during the period for which he or she has been a director and at least 75% of the meetings of the committees of our Board on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

We encourage, but have no policy with respect to, attendance of directors at the annual meeting of stockholders. Seven of our then-serving directors attended the 2015 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. John Casella serves as Chairman of our Board and Chief Executive Officer. Mr. O’Connor serves as our Lead Director. Our Board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and, taken together with the Lead Director role, is the appropriate leadership structure for us at this time. The responsibilities of the Lead Director are included in our Corporate Governance Guidelines, which are posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The Lead Director chairs meetings of our independent directors, meets with any director who is not adequately performing his or her duties as a member of our Board or any committee and facilitates communications between the Chairman of our Board and other directors. The Lead Director also works with the Chairman of our Board in preparing agendas for each meeting of our Board and consults with the Chairman of our Board on matters relating to corporate governance and board performance.

Our Board believes that its leadership structure is appropriate because it strikes an effective balance between strategy development, independent leadership and management oversight in the Board process. Specifically, this leadership model provides clear accountability and efficient and effective leadership of our business, and our Board believes Mr. Casella is the appropriate person to lead both our Board and the management of our business.

Board Committees

Our Board has established three standing committees—Audit, Compensation and Nominations and Governance—each of which operates under a charter that was approved by our Board.

Our Board determined that all of the members of each of its three committees are independent as defined under the rules of NASDAQ, including, in the case of all members of the Audit Committee, the independence requirements under Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements under Rule 10C-1 under the Exchange Act. Our current non-employee directors serve on the committees of our Board as follows:

	Audit Committee	Compensation Committee	Nominations and Governance Committee
Michael K. Burke
James F. Callahan
Joseph G. Doody
William P. Hulligan
Emily Nagle Green
James E. O’Connor**
Gregory B. Peters

**	Lead Director
Chairperson
Member

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, evaluating, retaining and, if necessary, terminating an independent registered public accounting firm to serve as our independent auditors;

•	reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures and the internal controls over our financial reporting;

•	overseeing our compliance with legal and regulatory requirements;

•

taking appropriate actions, or recommending that our Board take appropriate action, to oversee the qualifications and independence of our independent auditors, including the consideration of independence when preapproving audit and non-audit services;

•	overseeing our internal audit function;

•	monitoring the performance of our internal audit function and our independent auditors, including conducting an annual evaluation of the performance of our auditors;

•	overseeing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by SEC rules, which is included beginning on page 27 of this proxy statement.

The members of the Audit Committee are Messrs. Callahan (Chair), Burke, Hulligan and Peters. Our Board determined that Mr. Callahan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during fiscal 2015, either in person or by teleconference. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

The Compensation Committee’s responsibilities include:

•	administering any bonus, incentive compensation and stock incentive plans;

•	reviewing and approving the salaries and certain other compensation and benefits of our executive officers;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included beginning on page 28 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 38 of this proxy statement.

The members of the Compensation Committee are Messrs. Doody (Chair), O’Connor and Peters and Ms. Nagle Green. The Compensation Committee met seven times during fiscal 2015, either in person or by teleconference.

Nominations and Governance Committee

The Nominations and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board persons to be nominated for election as directors;

•	developing, reviewing and recommending to our Board applicable corporate governance guidelines; and

•	overseeing an annual evaluation of our Board.

The members of the Nominations and Governance Committee are Messrs. Peters (Chair), Burke and Callahan and Ms. Nagle Green. The Nominations and Governance Committee met five times during fiscal 2015, either in person or by teleconference.

Risk Oversight

Role of Our Board in Management of Risk

Our Board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, strategic and reputational risks. As part of its charter, the Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on us and the steps we take to manage them. In addition, the Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning. The Nominations and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and corporate governance.

Risk Considerations in Executive Compensation

Our Compensation Committee regularly considers risk as it relates to our executive compensation program, and our Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our compensation program to consist of both fixed and variable components to motivate our executives to produce superior short and long-term results that are in the best interests of us and our stockholders in order to attain our ultimate objective of increasing stockholder value. We believe that any risks that may arise from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2015 were Messrs. McManus (until his retirement from our Board on August 31, 2015), Chapple (until his retirement from our Board on July 7, 2015), Doody, O’Connor (effective as of July 28, 2015), and Peters and Ms. Nagle Green. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee.

Certain Relationships and Related Person Transactions

We have adopted a written policy and have established procedures regarding approval of transactions between us and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy requires that all related person transactions are reviewed by the Audit Committee and approved by our Board.

With respect to bidding projects in excess of $500,000 in which a related person, including Casella Construction, Inc. is a bidder, the Audit Committee has established a specific procedure. This procedure requires us to solicit a minimum of three qualified bids. The bid package is required to be sufficiently detailed to allow for direct comparisons of costs between responsive bidders. Bids for work on which Casella Construction, Inc. or any other related person is bidding are required to be directed to a third party engineer for opening, compilation and tabulation. The bids are then evaluated by the project team based on price, performance references, qualifications, experience, alternate bid items, proposed schedule, subcontractors qualifications/references, technical compliance and other bid information that is in the best interest of the project. In the event that a construction contract is successfully bid by a related person, bids and recommendations are required to be submitted to our Chief Financial Officer and our President and Chief Operating Officer for submission to the Audit Committee for review and to our Board for approval. With respect to sole source bids (i.e. those less than $500,000), the Audit Committee is required to be provided with documentation describing the reason for the work, a comparison of market or historical prices to the bid price, and approval by our Chief Financial Officer or our President and Chief Operating Officer. Change orders relating to contracts with related parties are required to be forwarded to our Chief Financial Officer for submission to the Audit Committee for review and to our Board for approval before the change order is approved; provided that change orders to existing contracts with related parties may be approved by our Chief Financial Officer and our President and Chief Operating Officer (executive officers who are not affiliated with the related parties), as long as the total value of such change orders does not exceed 10% of the value of the contract, up to a maximum of $500,000, and subject to ratification of the change order by our Board. Transactions not exceeding $75,000 individually or $300,000 in the aggregate in any fiscal year may, for administrative purposes, be approved by our President and Chief Operating Officer or our Chief Financial Officer, subject to ratification and approval by the Audit Committee and our Board.

The loan and security agreement for our senior secured asset-based revolving credit facility provides that, subject to certain exceptions, we may not enter into any transaction with any affiliate of ours, whether or not in the ordinary course of business, unless our Board determines in good faith that such transaction is on fair and reasonable terms substantially as favorable as would be obtainable by us at the time in a comparable arm’s length transaction.

With respect to related person transactions involving aggregate consideration in excess of $10.0 million, or in excess of $5.0 million if such transaction is not approved by a majority of disinterested directors, subject to certain exceptions, we are required by the terms of our debt instruments to obtain an opinion as to the fairness of such transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Our related person transaction policy also provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

We engage Casella Construction, Inc., a company owned by John W. Casella, our Chief Executive Officer and the Chairman of our Board, and Douglas R. Casella, the Vice Chairman of our Board, to provide construction services for us, including construction, closure and capping activities at our landfills. Total purchased services from Casella Construction, Inc. charged to operations or capitalized to landfills from January 1, 2015 to June 30, 2016 was $3,843,563, of which $726,412 was outstanding and included in either accounts payable or other current liabilities at June 30, 2016. All contracts awarded to Casella Construction, Inc.

in excess of $500,000 were approved in accordance with the procedures described above for bidding projects in which a related person is a bidder. In addition, we have approved ongoing contracts with Casella Construction, Inc., which we expect will result in additional payments by us to Casella Construction, Inc. In 2015, Casella Construction, Inc. contributed $350,000 in cash and $390,000 in non-compensable services for work performed at our Southbridge landfill to assist in the remediation of the site as a part of our settlement with the Massachusetts’ Office of the Attorney General.

We are also party to two real estate leases with Casella Associates, LLP, a Vermont limited liability company owned by Messrs. John Casella and Douglas Casella. These leases relate to our corporate headquarters in Rutland, Vermont and our Montpelier, Vermont facility, and provide for aggregate monthly payments by us of $27,375, subject to an annual escalation provision based on increases in the consumer price index, through their expiration in April 2018. These leases include a five year lessee renewal option with terms consistent with the current leases.

From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by Messrs. John Casella and Douglas Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992, and have agreed to pay all post-closure obligations. From January 1, 2015 to June 30, 2016, we paid an aggregate of $9,230 pursuant to this arrangement. As of June 30, 2016, we had accrued $78,163 for costs related to those post-closure obligations.

In connection with Mr. Douglas Casella’s service as President of Casella Waste Management, Inc., our wholly-owned subsidiary, in fiscal 2015 we granted Mr. Douglas Casella a restricted stock unit award with a grant date fair value of $120,618 and paid $6,965 for life insurance premiums, and from January 1, 2016 through June 30, 2016, we granted Mr. Douglas Casella a restricted stock unit award with a grant date fair value of $120,617 and paid $6,726 for life insurance premiums.

Michael Casella, the son of Mr. John Casella, is employed by the Company as a general manager. From January 1, 2015 through December 31, 2015, Mr. Michael Casella earned $132,070 as salary, bonus, and other benefits related to his employment and received a restricted stock unit award with a grant date fair value of $8,001. From January 1, 2016 through June 30, 2016, Mr. Michael Casella earned $59,550 as salary, bonus, and other benefits related to his employment and received a restricted stock unit award with a grant date fair value of $8,001.

Elizabeth Casella, the daughter of Mr. John Casella, is employed by the Company as Director, Solutions Development & Coordination. From January 1, 2015 through December 31, 2015, Ms. Casella earned $115,557 as salary, bonus, grant date fair value of restricted stock units and other benefits related to her employment and received a restricted stock unit award with a grant date fair value of $5,998. From January 1, 2016 through June 30, 2016, Ms. Casella earned $60,476 as salary, bonus and other benefits related to her employment and received a restricted stock unit award with a grant date fair value of $9,998.

We have entered into employment agreements with certain of our officers. See “Executive and Director Compensation and Related Matters–Potential Payments Upon Termination or Change of Control–Employment Agreements.”

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Lead Director, with the assistance of our Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors, Attn: Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed our audited financial statements for fiscal 2015 and discussed these financial statements with our management and RSM US LLP, our independent auditors.

The Audit Committee also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee discussed with the independent auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2015.

Following the completion of the Audit Committee’s review of our fiscal 2015 financial statements and our internal accounting controls over financial reporting for fiscal 2015, the Audit Committee, with input from management, completed an evaluation of the performance of our independent auditors, RSM US LLP. Based on the results of this evaluation, the Audit Committee determined that it was in the best interest of Casella Waste Systems, Inc. and its stockholders to appoint, and the Audit Committee then appointed, RSM US LLP as our independent auditors for the fiscal year ending December 31, 2016.

By the Audit Committee of the Board of Directors of Casella Waste Systems, Inc.

James F. Callahan, Jr., Chair

Michael K. Burke

William P. Hulligan

Gregory B. Peters

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy, objectives, program and process, as well as the compensation paid to our named executive officers in fiscal 2015 and the changes the Compensation Committee has implemented for fiscal 2016. For fiscal 2015, our named executive officers were:

•	John W. Casella, our Chief Executive Officer and Chairman of our Board;

•	Edmond R. Coletta, our Senior Vice President and Chief Financial Officer;

•	Edwin D. Johnson, our President and Chief Operating Officer;

•	David L. Schmitt, our Senior Vice President and General Counsel; and

•	Christopher B. Heald, our Vice President of Finance and Chief Accounting Officer.

Executive Summary

Objectives and Philosophy of Our Executive Compensation Program

The Compensation Committee seeks to achieve the following broad objectives in connection with our executive compensation program:

•	Attract, retain and incentivize qualified and talented executives by providing compensation opportunities comparable to those offered by other companies with which we compete for business and talent;

•	Reward achievement of our short-term and long-term business objectives, while discouraging excessive risk-taking behavior;

•	Ensure that executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•

Closely align the long-term interests of our executives with those of our stockholders by providing equity incentives that link a portion of the executives’ compensation with the future performance of our Class A common stock.

Company Performance Highlights and Execution Against Strategic Plan

Following the substantial completion of the priorities established during the fiscal year ended April 30, 2013, or fiscal 2013, starting in August 2015 we focused our efforts on further improving Free Cash Flow and reducing debt leverage by targeting the following areas:

•

Increasing landfill returns by maximizing annual capacity utilization in our Western Region and by driving pricing in excess of inflation in the disposal capacity constrained markets in our Eastern Region;

•	Driving additional profitability in our collection operations through profitable revenue growth, operating efficiencies and selling or swapping under-performing routes or operations;

•	Creating incremental value through our resource solutions offerings in our recycling, organics, and customer solutions operations; and

•	Improving our balance sheet and reducing risk through continued capital discipline and a focus on debt repayment with excess cash flows.

Fiscal 2015 Compensation Decisions

Our compensation decisions for fiscal 2015, including with respect to our named executive officers, were based on company and individual performance.

•	Base salary increases of 2% for each of our named executive officers;

•

Annual incentive payout of 73.8% of maximum driven by EVA improvement of 10.8% over the twelve months ended December 31, 2014, or calendar 2014, with 100% of core annual incentive payments made to named executive officers based on corporate performance;

•

Final payout of special one-time bonus program to select named executive officers for their leadership in closing specified financing transactions including the refinancing of our senior secured credit facility; and

•	RSU awards that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant.

Fiscal 2016 Changes to Executive Compensation

Our Compensation Committee undertook a broad review of our executive compensation pay practices at the end of fiscal 2015 with the objectives of strengthening the alignment of pay to performance, improving the alignment of executive interests with those of our stockholders, and to ensure that our pay practices continue to encourage achievement of our Fiscal 2018 Plan and long-term business objectives. The underlying rationale for several of these changes was to re-balance our mix of fixed vs. variable pay and to increase our focus on performance-based pay elements. The changes approved by the Compensation Committee resulted in a shift to the overall mix of pay for our named executive officers as illustrated in the following charts:

(1)	The planned updates to long-term incentive compensation for executive officers will be implemented following stockholder approval of the 2016 Incentive Plan at the 2016 Annual Meeting. If our stockholders approve the 2016 Incentive Plan, our Compensation Committee plans to shift long-term incentive compensation for executive officers from the current program that consists of time-vested RSUs, to a new program that includes 75% in the form of PSUs, which are expected to vest based upon the Company’s achievement of Free Cash Flow and Adjusted EBITDA targets based on our Fiscal 2018 Plan with a multiplier based upon the Relative TSR in relation to the Russell 2000 Index, and 25% in the form of RSUs.

What We Changed	Why We Made the Change

Increased target annual incentive opportunity for select NEOs	• Improve the competitive position of cash compensation opportunity, which was positioned below median • Increase mix of performance-based pay

Shifted annual performance focus to Adjusted Operating Income and Free Cash Flow from EVA	• Improve alignment of annual incentives with execution of corporate strategy • Increase focus on Free Cash Flow

Introducing PSUs based on achievement of 3-year Free Cash Flow and Adjusted EBITDA goals with a multiplier based on Relative TSR relative to the Russell 2000 Index(1)

•    Increase mix of performance-based pay

•    Improve alignment of long-term incentives with execution of corporate strategy

•    Increase focus on Free Cash Flow

•    Improve alignment of long-term incentives with stock performance

Shifting the mix of long-term equity incentive compensation to 75% PSUs and 25% time-based RSUs from 100% time-based RSUs(1)	• Increase mix of performance-based pay

(1)	Assumes receipt of stockholder approval of the 2016 Incentive Plan at the 2016 Annual Meeting.

Roles of Our Compensation Committee and Compensation Committee Consultant

The Compensation Committee is responsible for overseeing our executive compensation program. In this capacity, the Compensation Committee designs, implements, reviews and approves annually all compensation for our named executive officers. In the performance of its duties, the Compensation Committee periodically reviews the total compensation, including the base salary, annual incentive compensation opportunities, long-term incentive award opportunities and other benefits for each of our named executive officers. In the first quarter of each year, the Compensation Committee meets to determine base salary increases, if any, for our named executive officers; confirm the results of our performance for purposes of the annual incentive compensation awards; approve strategic and business objectives, which include the performance measures and goals for the annual incentive compensation plan; review the annual incentive compensation targets for the current year; and approve the form, amount, dollar value and vesting criteria for equity awards.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During fiscal 2015, the Compensation Committee retained an independent compensation consultant, Arthur J. Gallagher & Co.’s Compensation Consulting Practice, or Gallagher Compensation Consulting. Gallagher Compensation Consulting was retained to assist the Compensation Committee with its review of the fiscal 2015 executive compensation program and recommendations for the fiscal 2016 executive compensation program and reports directly to the Compensation Committee. During fiscal 2015, Gallagher Compensation Consulting advised the Compensation Committee on a variety of subjects, including compensation plan design and trends, pay-for-performance analytics, peer group benchmarking and other related matters. During fiscal 2015, we retained Gallagher Benefit Services, Inc., a subsidiary of Arthur J. Gallagher & Co., to provide us with insurance brokerage and benefit plan advisory services. The primary representative of Gallagher Compensation Consulting that advised the Compensation Committee in fiscal 2015 did not participate in the provision of these other services performed by Gallagher Benefit Services, Inc. Management directly engaged Gallagher Benefit Services, Inc., and the Compensation Committee had no role in selecting or approving them for the services performed.

In making executive compensation decisions for fiscal 2015 and fiscal 2016, the Compensation Committee analyzed a number of factors, including the compensation data provided by Gallagher Compensation Consulting from independent commercially available salary surveys published by Towers Watson and Mercer

LLC and other sources, which included publicly available compensation information from our industry and other industries. Data was generally gathered from this independent market data based on the size of the organization (measured in revenue) and type of organization, and where possible, the data was targeted to our revenue level using regression analysis.

The Compensation Committee also reviewed compensation programs of a peer group of publicly traded companies in the waste management industry, as provided by Gallagher Compensation Consulting. While we do not consider their compensation programs to be directly comparable to ours due to the larger size of those companies, we do review their programs to understand how relevant peers in our industry align performance-based compensation to key operating and financial metrics. This peer group, which is periodically reviewed and updated by the Compensation Committee after consultation with Gallagher Compensation Consulting, consists of Covanta Holding Corporation, Progressive Waste Solutions Ltd., Republic Services, Inc., Waste Connections, Inc. and Waste Management, Inc. While the Compensation Committee did not target any compensation element or total compensation for fiscal 2015 and fiscal 2016 to any specified level of the peer group due to the relative size of the Company compared to the peer group companies, it reviewed the peer group executive compensation data to supplement its general understanding of current executive compensation practices and levels among the Company’s industry peers.

In addition, the Compensation Committee also relied on various other factors in making executive compensation decisions for fiscal 2015 and fiscal 2016, including our Fiscal 2018 Plan, existing compensation paid to executive officers, experience level of the individual, market factors, general economic conditions, corporate performance and cost of living in the areas where our executive officers live.

Say-on-Pay Feedback from Stockholders

The Compensation Committee carefully considers feedback received from shareholders on compensation for our named executive officers. At our 2015 Annual Meeting of Stockholders, or 2015 Annual Meeting, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of 97% of the total votes cast. Annually, the Compensation Committee intends to review the results of the advisory vote and will consider this feedback as it completes its annual review of each pay element and the total compensation packages for our named executive officers with respect to the next fiscal year.

Components of our Executive Compensation Program

Fiscal 2015 Executive Compensation Program

In fiscal 2015, the primary elements of our executive compensation program were:

•	base salary;

•	annual cash incentive compensation;

•	long-term incentives; and

•	severance and change-of-control benefits.

Base Salary

On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our named executive officers based on the scope of each executive’s responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers, and none of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. In making decisions regarding salary increases, the Compensation Committee may also draw on the experiences of members of our Board with other companies and the peer group compensation data reviewed by the Compensation Committee. After taking into consideration such factors, the Compensation Committee approved a 2.0% increase in the annual base salaries of our named executive officers for fiscal 2015.

The following table sets forth the annual base salaries of our named executive officers for fiscal 2015 and the transition period from May 1, 2014 to December 31, 2014, or transition period 2014:

Name	Annual Base Salary for Fiscal 2015	Annual Base Salary for Transition Period 2014	Percentage Increase in Base Salary

John W. Casella	$459,000	$450,000	2%

Edmond R. Coletta	$302,650	$296,715	2%

Edwin D. Johnson	$387,600	$380,000	2%

David L. Schmitt	$276,170	$270,755	2%

Christopher B. Heald	$188,700	$185,000	2%

Annual Cash Incentives

Fiscal 2015 Annual Cash Incentive Compensation

In January 2015, the Compensation Committee approved the annual incentive compensation plan for fiscal 2015, or fiscal 2015 bonus plan, pursuant to which our named executive officers were eligible to receive incentive compensation with respect to fiscal 2015, payable in cash or equity, as determined by our Compensation Committee, based upon the improvement of EVA in fiscal 2015 compared to EVA in calendar 2014. EVA is calculated as operating income, adjusted for certain items, less a cost of capital charge, with the cost of capital charge calculated as our weighted average cost of capital applied to our consolidated net fixed assets. As defined by the plan, the Compensation Committee would allocate positive year-over-year EVA improvement to the annual incentive pool for our named executive officers as follows:

Year-Over-Year EVA Improvement	Percentage of EVA Improvement Allocated to Annual Incentive Pool

EVA improvement < $0	0.0%

$0 < EVA improvement < $5,600,000	7.5%

$5,600,000 < EVA improvement < $9,100,000	15.0%

EVA improvement > $9,100,000	30.0%

The amount payable to each named executive officer from the annual incentive pool would be based on a percentage, from zero to 100%, of a maximum bonus amount (based on a percentage of annual base salary) that the applicable executive would be eligible to receive under the fiscal 2015 bonus plan. Such percentage would be calculated by comparing the amount of the annual incentive pool to the aggregate maximum bonus amounts of all the named executive officers. If we were not in compliance with financial covenants under our senior secured asset-based revolving credit facility before or after accruing for bonus awards as determined by the fiscal 2015 bonus plan, then the Board would have the discretion to reduce the annual incentive compensation payouts to ensure compliance with such financial covenants.

In March 2016, the Compensation Committee approved the payout of annual incentive compensation to our named executive officers under the fiscal 2015 bonus plan based upon the achievement of increased EVA when compared to calendar 2014. The period-over-period increase in EVA for calendar 2014 to fiscal 2015 was $9,315,247. As defined by the plan, the Compensation Committee allocated $1,009,575, which was 10.8% of such positive year-over-year EVA improvement, to the annual incentive bonus pool for our named executive officers. Such allocated amount was calculated to be 73.8% of the aggregate maximum bonus amounts that all the named executive officers were eligible to receive under the fiscal 2015 bonus plan, and therefore the annual cash incentive compensation awarded to each named executive officer under the fiscal 2015 bonus plan was 73.8% of the maximum bonus amount of each named executive officer.

The table below shows the annual cash incentive compensation paid to the named executive officers under the fiscal 2015 bonus plan. The total annual incentive paid to each named executive, which includes the special bonus payments received by Mr. Coletta and Mr. Heald as described below, is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Named Executive Officer Fiscal 2015 Bonus Plan Payments
		Maximum		Actual
Name	Annual Base Salary for Fiscal 2015	Maximum Bonus Amount %	Maximum Bonus Amount $	Bonus Received $	Bonus Received as % of Maximum Bonus Amount

John W. Casella	$459,000	120%	$550,800	$406,695	73.8%

Edmond R. Coletta	302,650	75	225,987	167,601	73.8

Edwin D. Johnson	387,600	85	329,460	243,264	73.8

David L. Schmitt	276,170	60	165,702	122,350	73.8

Christopher R. Heald	177,700	50	94,350	69,665	73.8

TOTAL			$1,366,299	$1,009,575

Special Bonuses

In October 2014, the Compensation Committee approved a special one-time bonus plan for members of our finance team, including Messrs. Coletta and Heald, relating to certain proposed financing transactions, including the refinancing of our senior secured credit facility. Pursuant to such bonus plan, Mr. Coletta was eligible to receive a bonus payment upon the closing of each of four specified financing transactions for a total bonus payout of $202,055 and Mr. Heald was eligible to receive a bonus payment upon the closing of each of two specified financing transactions for a total bonus payout of $85,250. Two of the transactions closed during transition period 2014, and the remaining other two transactions closed in fiscal 2015. Mr. Coletta received a bonus payout of $202,055, of which $44,100 was earned during transition period 2014 and $157,955 was earned during fiscal 2015. Mr. Heald received a bonus payout of $85,250, all of which was earned in fiscal 2015.

Long-Term Incentives

Our named executive officers are also eligible to receive equity awards under our stock incentive plans. We typically make equity awards to our officers and employees as an incentive to enhance long-term shareholder value. Equity awards are typically granted when the person is first hired, receives a promotion or other significant change in responsibility, and thereafter once annually as a part of our broader equity incentive program at a regularly scheduled Compensation Committee meeting early in the commencement of the respective fiscal year.

In fiscal 2015, we granted restricted stock units, or RSUs, each of which represents the right to receive a share of our Class A common stock, to our named executive officers that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant. The RSUs will vest in full upon a change of control of the Company. The number of RSUs granted to our named executive officers are as follows:

Name	Number of RSUs Granted

John W. Casella	87,600

Edmond R. Coletta	47,847

Edwin D. Johnson	47,847

David L. Schmitt	13,680

Christopher B. Heald	13,680

Changes Implemented in Fiscal 2016 to Further Align Pay with Performance

In March 2016, the Compensation Committee implemented several changes to our executive compensation program for fiscal 2016, including the adoption by the Compensation Committee of the Non-Equity Incentive Plan pursuant to which participants are granted awards that are earned at the end of a specified performance period, subject to the achievement of performance goals established by the Compensation Committee. As part of its comprehensive annual review process, the Compensation Committee considered feedback received from stockholders, data provided by the Compensation Committee’s independent compensation consultant, and alignment of the executive compensation program to our fiscal 2016 operating plan and budget, or Fiscal 2016 Operating Plan, and our Fiscal 2018 Plan, as described above in “Proxy Summary”.

In implementing such changes to the executive compensation program for fiscal 2016, the goal of the Compensation Committee was to further align the compensation of our executive officers with stockholders’ interests, to better align executive compensation to the Fiscal 2016 Operating Plan and the Fiscal 2018 Plan by directly linking compensation to the achievement of company performance goals under such plans and to appropriately balance “fixed” and “performance-based” compensation. Further, while the percentage of the total compensation of each executive officer that is comprised of each component of our executive compensation program is not specifically fixed, the Compensation Committee has targeted total target cash compensation (base salary and annual cash incentive compensation) of our executive officers closer to the 50th percentile of the market data provided by the Compensation Committee’s independent compensation consultant by increasing the total target annual cash incentive compensation for certain executive officers.

The key changes to the executive compensation program approved by the Compensation Committee for fiscal 2016 are as follows:

•	re-balancing the mix of fixed versus variable pay and increasing our focus on performance-based pay;

•

increasing target annual incentives to improve the competitive position of named executive officers’ total annual cash compensation compared to median benchmark data by increasing performance-based pay; and

•	adopting a shift in annual performance focus to operating income and free cash flow.

While the Compensation Committee approved the majority of its planned changes to our executive compensation program in March 2016, the planned updates to long-term equity incentive compensation for our executive officers will only be fully implemented after we receive stockholder approval for the 2016 Incentive Plan at the 2016 Annual Meeting. The Compensation Committee plans to shift long-term incentive compensation from the current program that only includes time-vested RSUs, to a new program by implementing the following:

•

introducing performance-based stock units, or PSUs, based on company achievement of three-year Free Cash Flow and Adjusted EBITDA targets and with a multiplier based on Relative TSR relative to the Russell 2000 Index; and

•	shifting the mix of long-term equity incentive compensation to be 75% PSUs and 25% time-based RSUs from 100% RSUs.

In addition, in July 2016, the Compensation Committee retained a new independent compensation consultant, Pay Governance LLC, to assist the Compensation Committee and the Company in effecting these changes, including reviewing the executive compensation disclosure in this proxy statement, developing the necessary analytics to calculate and administer the Relative TSR multiplier for PSUs, and completing a competitive review of director compensation.

Fiscal 2016 Annual Cash Incentive Compensation

Annual incentive compensation for fiscal 2016 will be paid to our executive officers pursuant to the Non-Equity Incentive Plan. The Compensation Committee determined that each of the Company’s executive officers will have an opportunity to earn annual incentive compensation for fiscal 2016 based on a percentage of annual base salary. The target annual cash incentive compensation opportunity of each named executive officer, based upon the following percentage of the respective officer’s annual base salary, is as follows:

Name and Principal Position(s)	Fiscal 2016 Target Annual Cash Incentive Percentage	Fiscal 2016 Target Annual Cash Incentive Amount

John W. Casella	150%	$702,270

Edmond R. Coletta	85%	$262,397

Edwin D. Johnson	85%	$336,049

David L. Schmitt	75%	$211,271

Christopher B. Heald	50%	$96,237

The Compensation Committee established performance measures and specific performance goals pursuant to the Non-Equity Incentive Plan that are based on the Fiscal 2016 Operating Plan. Annual incentive compensation will be paid based on the degree of achievement against the specific performance goals following the end of fiscal 2016. All of our named executive officers were assigned the same performance measures and weightings in recognition of their shared responsibility for overall corporate financial performance.

The performance measures and weighting for the fiscal 2016 annual incentive compensation are as follows:

	Fiscal 2016 Performance Measures and Weightings
	Adjusted Operating Income	Free Cash Flow
For All Executive Officers	50%	50%

The Compensation Committee evaluated key financial measures and identified Adjusted Operating Income and Free Cash Flow, both non-GAAP measures, as appropriate drivers of performance under the Non-Equity Incentive Plan for fiscal 2016. 1 Each performance goal has a performance range built around it, with a commensurate increase or decrease in the associated annual incentive compensation opportunity. The range of performance goals and associated incentive compensation opportunities under the Non-Equity Incentive Plan for fiscal 2016 is expressed in the form of “minimum,” threshold,” “target” and “maximum” achievement levels. For fiscal 2016, subject to Free Cash Flow exceeding a certain threshold amount, if the “minimum” achievement level of a performance measure is not met, no incentive compensation payment will be paid to an executive officer with respect to such performance measure component; if the “threshold” achievement level is met for a performance measure, 50% of the executive officer’s target incentive compensation amount will be multiplied against the 50% weighting of such performance measure component; if the “target” achievement level is met for a performance measure, 100% of the executive officer’s target incentive compensation amount will be multiplied against the 50% weighting of such performance measure component; and if the “maximum” achievement level is met for a performance measure, 200% of the executive officer’s target incentive compensation amount will be multiplied against the 50% weighting of such performance measure component. Between each of the achievement levels, results will be interpolated within each achievement level to calculate specific annual incentive compensation award percentages.

If Free Cash Flow for fiscal 2016 does not exceed a certain threshold amount, no annual incentive compensation will be paid to the executive officers under the Non-Equity Incentive Plan for fiscal 2016 even if achievement of the Adjusted Operating Income performance goal would have resulted in payment of the annual incentive compensation.

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

We provide limited perquisites to our named executive officers. Messrs. Casella, Coletta and Johnson are eligible to receive car allowances, and the amounts that they received for car allowances in fiscal 2015 are detailed in the Summary Compensation Table. We provide this benefit because we believe it is reasonable, competitive and consistent with our overall executive compensation program.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with our named executive officers, each such named executive officer is entitled to specified benefits in the event of the termination of his employment under

[1]	Adjusted Operating Income is calculated as earnings before interest, taxes, adjusted for gains or losses on assets sales or divestiture transactions; development project charge write-offs; legal, contract or tax settlement costs; bargain purchase gains; asset or goodwill impairment charges; environmental remediation charges; severance and reorganization costs; expenses from divestiture, acquisition and financing transactions; gains on the settlement of acquisition related contingent consideration; fiscal year-end transition costs; proxy contest costs; losses on the abandonment or the closure and discontinuation of operations, subject to certain adjustments as specified by the Compensation Committee pursuant to the Non-Equity Incentive Plan.

Free Cash Flow is calculated as net cash provided by operating activities, less capital expenditures (excluding acquisition and rail infrastructure related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders, subject to certain adjustments as specified by the Compensation Committee pursuant to the Non-Equity Incentive Plan.

specified circumstances, including termination following a change of control of the Company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Potential Payments Upon Termination or Change of Control” below.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to a company’s chief executive officer and its three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Certain compensation, including qualified performance based compensation, is not subject to the deduction limitation if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Casella Waste Systems, Inc.

Joseph G. Doody, Chair

Emily Nagle Green

James E. O’Connor

Gregory B. Peters

Summary Compensation

The following table sets forth the total compensation earned by, paid to or granted to our named executive officers during the fiscal years or transition period indicated.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)		Non- Equity Incentive Plan Com- pensation ($) (4)	All Other Compensation ($) (5)	Total ($)

John W. Casella	Fiscal 2015	459,000	366,168	—		406,695	23,771	1,255,634
Chairman and Chief Executive Officer	Transition period 2014	300,000	244,110	—		206,868	28,029	779,007
	Fiscal 2014 (6)	402,016	139,336	226,831		102,895	87,575	958,653
	Fiscal 2013 (7)	363,150	278,674	—		—	43,843	685,667

Edmond R. Coletta	Fiscal 2015	302,650	200,000	802,011		325,556	8,408	1,638,625
Senior Vice President and Chief Financial Officer	Transition period 2014	197,810	133,336	—		129,351	5,336	465,833
	Fiscal 2014	258,905	133,618	—		52,840	8,236	453,599
	Fiscal 2013	205,000	114,365	265,911		—	7,000	592,276

Edwin D. Johnson	Fiscal 2015	387,600	200,000	—		243,264	11,734	842,598
President and Chief Operating Officer	Transition period 2014	265,833	133,336	—		123,738	8,078	530,985
	Fiscal 2014	351,375	133,618	436,940	(8)	76,695	196,533	1,195,161
	Fiscal 2013	320,833	267,232	517,050		—	11,673	1,116,788

David L. Schmitt	Fiscal 2015	276,170	57,182	—		122,350	1,057	456,759
Senior Vice President and General Counsel	Transition period 2014	180,504	38,122	—		62,234	—	280,860
	Fiscal 2014	256,113	57,184	—		38,574	1,000	352,871
	Fiscal 2013	241,825	114,365	—		—	1,000	357,190

Christopher B. Heald	Fiscal 2015	188,546	57,182	—		154,915	1,057	401,700
Vice President of Finance and Chief Accounting Officer	Transition period 2014	123,333	38,122	—		35,436	—	196,891
	Fiscal 2014	165,733	57,184	—		21,964	1,000	245,881
	Fiscal 2013	140,092	27,034	64,869		15,000	1,000	247,995

(1)	The transition period salary amounts included in the Summary Compensation Table differ from those in the annual base salary table on page 33 because transition period 2014 is eight months and because, in some instances, salary increases were effected during each of the periods presented on a non-retroactive basis.

(2)	Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock units and performance-based restricted stock units rewarded as a part of our broader annual equity incentive program under our 2006 Stock Incentive Plan, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Stock award compensation is based upon the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date.

(3)	Reflects the aggregate grant date fair value for stock option awards granted under our 2006 Stock Incentive Plan in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock option awards are set forth in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2015 filed with the SEC on March 2, 2016, or Original 2015 Form 10-K.

(4)	The amounts reported in this column reflect amounts earned under the annual incentive bonus plan, except for as follows: the transition period 2014 and fiscal 2015 amounts reported in this column for Mr. Coletta include $44,100 and $157,955 earned under the special bonus plan for transition period 2014 and fiscal 2015, respectively, and the fiscal year 2015 amount reported in this column for Mr. Heald includes $85,250 earned under the special bonus plan for fiscal 2015, as described above in “Compensation Discussion and Analysis — Discretionary Bonus”.

(5)	The amounts reported in All Other Compensation reflect, for each named executive officer, the sum of (a) the dollar value of life and medical insurance premiums we paid, (b) the amount we contributed to the 401(k) plan, (c) the amount of tax gross-ups we paid and (d) the incremental cost to us of all perquisites and other personal benefits. The following table sets forth All Other Compensation paid to or accrued by our named executive officers in fiscal 2015, transition period 2014, fiscal 2014 and fiscal 2013:

Name	Year	Life Insurance Premiums ($)	Medical Insurance Premiums ($)	401(k) Plan Matching Contributions ($)	Car Allowance and Usage ($)	Tax Gross-Up Payments ($)		Other ($)
John W. Casella	Fiscal 2015	9,012	—	—	14,702	—		57	(b)
	Transition period 2014	8,050	—	—	19,979	—		—
	Fiscal 2014	8,080	—	—	17,904	61,591	(a)	—
	Fiscal 2013	8,367	28,485	—	6,991	—		—
Edmond R. Coletta	Fiscal 2015	—	—	1,000	7,351	—		57	(b)
	Transition period 2014	—	—	—	5,336	—		—
	Fiscal 2014	—	—	1,000	7,236	—		—
	Fiscal 2013	—	—	1,000	6,000	—		—
Edwin D. Johnson	Fiscal 2015	897	—	1,000	9,780	—		57	(b)
	Transition period 2014	897	—	—	7,181	—		—
	Fiscal 2014	897	—	1,000	9,803	—		184,833	(c)
	Fiscal 2013	897	—	1,000	9,776	—		—
David L. Schmitt	Fiscal 2015	—	—	1,000	—	—		57	(b)
	Transition period 2014	—	—	—	—	—		—
	Fiscal 2014	—	—	1,000	—	—		—
	Fiscal 2013	—	—	1,000	—	—		—
Christopher B. Heald	Fiscal 2015	—	—	1,000	—	—		57	(b)
	Transition period 2014	—	—	—	—	—		—
	Fiscal 2014	—	—	1,000	—	—		—
	Fiscal 2013	—	—	1,000	—	—		—

(a)	Consists of a cash payment in connection with the reimbursement of withholding tax associated with the vesting of restricted stock units in fiscal 2014.

(b)	Consists of a gift provided to all attendees at a company retreat.

(c)	The amount shown constitutes a cash payment to Mr. Johnson equal to the excess of the aggregate exercise price of the stock options issued to him in replacement of stock options that were rescinded over the exercise price of the rescinded stock options. See Note 7.

(6)	Represents the twelve month period ended April 30, 2014.

(7)	Represents the twelve month period ended April 30, 2013.

(8)	The amount shown reflects the aggregate grant date fair value of the stock options granted to Mr. Johnson to replace stock options previously granted to him that were rescinded because they were determined to have been issued in excess of the limits set forth under our 2006 Stock Incentive Plan.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of equity awards made to our named executive officers during fiscal 2015.

Fiscal 2015 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Stock Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)
John W. Casella	N/A	—	—	550,800	—	—	—	—
	2/24/2015	—	—	—	87,600	—	—	366,168
Edmond R. Coletta	N/A	—	—	226,987	—	—	—	—
	2/24/2015	—	—	—	47,847	—	—	200,000
	11/19/2015	—	—	—	—	150,000	7.17	802,011
Edwin D. Johnson	N/A	—	—	329,460	—	—	—	—
	2/24/2015	—	—	—	47,847	—	—	200,000
David L. Schmitt	N/A	—	—	165,702	—	—	—	—
	2/24/2015	—	—	—	13,680	—	—	57,182
Christopher B. Heald	N/A	—	—	94,350	—	—	—	—
	2/24/2015	—	—	—	13,680	—	—	57,182

(1)	There are no threshold or targets amounts under the annual incentive bonus plan for fiscal 2015.

(2)	Represents restricted stock units granted under our 2006 Stock Incentive Plan. The restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(3)	Represents stock options granted under our 2006 Stock Incentive Plan. The stock options fully vest on the third anniversary of the date of grant.

(4)	The exercise price per share is equal to the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date.

(5)	The value of a restricted stock unit award is based on the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date. The value of a stock option award is calculated in accordance with FASB ASC Topic 718 using a Black-Scholes valuation model as set forth in Note 11 to our Consolidated Financial Statements included in Note 11 to our Consolidated Financial Statements included in the Original 2015 Form 10-K.

Information Relating to Equity Awards and Holdings

The following table sets forth information regarding outstanding unexercised options and stock units that have not vested and related information for each of our named executive officers as of December 31, 2015.

Outstanding Equity Awards at December 31, 2015

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
John W. Casella	30,000		—		13.00	7/6/2016	—		—	—	—
	14,000		—		11.01	7/23/2017	—		—	—	—
	36,582	(1)	18,292	(1)	5.54	12/12/2023	—		—	—	—
	—		—		—	—	87,600	(2)	523,848	—	—
	—		—		—	—	30,822	(3)	184,316	—	—
	—		—		—	—	11,414	(4)	68,256	—	—

Edmond R. Coletta	2,000		—		13.00	7/6/2016	—		—	—	—
	1,000		—		11.01	7/23/2017	—		—	—	—
	20,000		—		13.78	12/13/2017	—		—	—	—
	20,000		—		4.72	3/4/2020	—		—	—	—
	90,000		—		4.00	12/5/2022	—		—	—	—
	—		150,000	(5)	7.17	11/18/2025
	—		—		—	—	47,847	(2)	286,125	—	—
	—		—		—	—	16,836	(3)	100,679	—	—
	—		—		—	—	10,946	(4)	65,457	—	—

Edwin D. Johnson	200,000		—		3.81	7/6/2020	—		—	—	—
	122,466		—		4.00	12/5/2022	—		—	—	—
	50,000		—		5.71	12/10/2023	—		—	—	—
	52,534		—		5.71	12/10/2023	—		—	—	—
	—		—		—	—	47,847	(2)	286,125	—	—
	—		—		—	—	16,836	(3)	100,679	—	—
	—		—		—	—	10,946	(4)	65,457	—	—

David L. Schmitt	15,000		—		15.60	5/31/2016	—		—	—	—
	—		—		—	—	13,680	(2)	81,806	—	—
	—		—		—	—	4,814	(3)	28,788	—	—
	—		—		—	—	4,685	(4)	28,016	—	—

Christopher B. Heald	1,800		—		13.00	7/6/2016	—		—	—	—
	500		—		11.01	7/23/2017	—		—	—	—
	—		20,000	(6)	4.38	1/23/2023	—		—	—	—
	—		—		—	—	13,680	(2)	81,806	—	—
	—		—		—	—	4,814	(3)	28,788	—	—
	—		—		—	—	4,685	(4)	28,016	—	—

(1)	Represents stock options granted on December 13, 2013. The stock options vest in equal annual installments over a three-year period, beginning on the first anniversary of the date of grant.

(2)	Represents restricted stock units granted on February 24, 2015. Restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(3)	Represents restricted stock units granted on June 24, 2014. Restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(4)	Represents restricted stock units granted on June 25, 2013. Restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(5)	Represents stock options granted on November 19, 2015. The stock options fully vest on the third anniversary of the date of grant.

(6)	Represents stock options granted on January 23, 2013. The options fully vest on the third anniversary of the date of grant.

Stock Vested During Fiscal 2015

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
John W. Casella	35,806	201,025

Edmond R. Coletta	23,046	129,977

Edwin D. Johnson	27,974	157,081

David L. Schmitt	10,776	60,516

Christopher B. Heald	7,961	45,034

(1)	Number of shares acquired on vesting of stock awards is the gross number of shares vested, including shares that were surrendered to us, if applicable, for the payment of withholding taxes pursuant to the terms of our 2006 Stock Incentive Plan.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have employment agreements with Messrs. John Casella, Johnson, Coletta, Schmitt and Heald, which we entered into as follows: Mr. John Casella: December 8, 1999; Mr. Johnson: July 6, 2010; Mr. Coletta: September 1, 2012; Mr. Schmitt: May 31, 2006; and Mr. Heald: March 1, 2016. Each of Messrs. John Casella’s and Johnson’s employment agreement has an initial term of three years and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. Each of Messrs. Coletta’s, Schmitt’s and Heald’s employment agreement has an initial term of one year and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. In December 2008, we amended our employment agreements with Messrs. John Casella and Schmitt to document compliance with, and, as applicable, exemption from, Section 409A of the Code.

Pursuant to the terms of their employment agreements, each of Messrs. John Casella, Johnson, Coletta, Schmitt and Heald is entitled to a specified annual base salary, subject to adjustment as set forth in the agreement, an annual bonus consisting of cash, stock awards or a combination of cash and stock awards, in an amount determined by the Compensation Committee each fiscal year, and a severance package upon the termination of employment. The base salary and bonus components of their compensation are described above under “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Base Salary” and “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Incentive Bonus”.

Mr. John Casella has agreed not to compete with us for a period of two years after the termination of his employment within 300 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees for a period of two years after the termination of his employment. Each of Messrs. Johnson, Coletta, Schmitt and Heald has agreed not to compete with us for a period of one year after the termination of his employment within 100 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees for a period of one year after the termination of his employment. In the event that Mr. John Casella terminates his employment voluntarily and is not entitled to severance, the non-compete provisions of his agreement would not apply unless we continue to pay his base salary and any termination benefits or payments required under his agreement.

In the event Mr. John Casella’s employment is terminated by us other than for cause (as defined below), he will be entitled to payment of an amount equal to (a) three times the sum of (i) the highest annual base salary paid to him at any time prior to his termination and (ii) the higher of the most recent bonus paid to him at any time prior to his termination or 50% of his annual base salary immediately prior to such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. John Casella will continue to receive healthcare and other benefits for a period of three years from the date of termination, and any equity grants issued by us to him will become vested in full upon termination without cause. In the event that Mr. John Casella terminates his employment with us for good reason or qualified good reason (as defined below), he will receive the severance payments and benefits described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. For the purposes of Mr. John Casella’s employment agreement, “good reason” means the occurrence of (a) a change of control, accompanied by, or followed within the 12-month period after a change of control by (b)(i) the assignment to the employee of any duties inconsistent with his status prior to the change of control, (ii) a material adverse alteration in the nature or status of the employee’s responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, (iii) a material diminution in his base compensation or (iv) a material change in the geographic location at which he must perform services for us. For the purposes of Mr. John Casella’s employment agreement, “qualified good reason” means the occurrence of one of the events under clause (b)(i), (ii) or (iii) of the preceding definition of good reason. In the event Mr. John Casella’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the severance payments described in the first sentence of this paragraph as well as healthcare and other benefits for a period of one year from the date of death. In the event Mr. John Casella’s employment is terminated by us for disability, he will be entitled to the severance payments described in the first sentence of this paragraph as well as healthcare and other benefits for a period of one year from the date of such termination.

In the event Mr. Coletta’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. Coletta will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Coletta will become exercisable or vested in full upon termination without cause. In the event that Mr. Coletta terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President, Chief Financial Officer and Treasurer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in his base compensation, or a material change in the geographic location at which he must perform services for us,

Mr. Coletta will be entitled to receive the severance payments and benefits described in the preceding three sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. In the event Mr. Coletta’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Coletta’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Johnson’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) two times the highest annual base salary paid to him at any time prior to such termination and (ii) two times his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to the value of any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. Johnson will continue to receive healthcare and other benefits for a period of two years from the date of termination. Any stock options or equity grants issued by us to Mr. Johnson will become exercisable or vested in full upon termination without cause. In the event that Mr. Johnson terminates his employment with us for good reason, defined as the assignment of any duties inconsistent with his status as President and Chief Operating Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Johnson will receive the severance payments and benefits described in the preceding three sentences and an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. In the event Mr. Johnson’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Johnson’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Schmitt’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to any accrued but unpaid or unused, as applicable, base salary, bonus and vacation. In addition, Mr. Schmitt will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Schmitt will become exercisable or vested in full upon termination without cause. In the event that Mr. Schmitt terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President and General Counsel, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his base compensation, Mr. Schmitt will be entitled to receive the severance payments and benefits described in the preceding three sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments and benefits. In the event Mr. Schmitt’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Schmitt’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Heald’s employment is terminated by us without cause or by reason, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs and (b) an amount in cash equal to any accrued but unpaid or unused, applicable, base salary and vacation and a bonus relating to the prior fiscal year which, as of the date of termination, has been determined by us pursuant to his agreement but not yet paid prior to the date of termination. In addition, Mr. Heald will continue to receive healthcare benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Heald will become exercisable or vested in full upon termination without cause. In the event that Mr. Heald terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Vice President and Chief Accounting Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in his base compensation, or a material change in the geographic location at which he must perform services for us, Mr. Heald will be entitled to receive the severance payments and benefits described in the preceding three sentences. In the event Mr. Heald’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Heald’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

For purposes of each agreement discussed above, “cause” means the discharge of the employee resulting from (a) a conviction of a crime involving us; (b) an act or omission which has a material adverse effect on us; (c) fraud, misappropriation or embezzlement; or (d) the breach in any material respect of the material terms and provisions of the agreement.

The severance benefits described above were extended to Messrs. John Casella, Coletta and Heald as an inducement to their decisions to continue to remain employed by us and, in the case of Messrs. Johnson and Schmitt, as an inducement to accept employment with us. At the time each of such agreements was entered into, our Board considered a number of factors, including severance arrangements offered by comparable companies, the importance of the respective employee to our ongoing success and the benefits of receiving a non-competition and non-solicitation covenant from the respective employee in exchange for the agreed severance. The Compensation Committee considers the severance benefits to be separate from the compensation payable to employees for their ongoing services and accordingly does not consider the value of the severance package when setting current compensation.

Equity Award Agreements

Under the terms of each named executive officer’s restricted stock unit agreements (other than Mr. Heald’s restricted stock unit agreements for RSUs granted to him prior to 2016), if the named executive officer’s employment is terminated as a result of a change in control (as defined in the applicable restricted stock unit agreement), the officer’s death or disability, or by the Company without cause, then all unvested RSUs will vest immediately.

Summary of Potential Payments Upon Termination or Change of Control as of December 31, 2015

The following table quantifies the amounts that would be payable to our named executive officers upon termination of their employment under the circumstances described above under “Employment Agreements” and a change of control of the Company. We calculated the amounts shown based upon each such named executive officer’s employment agreement, if applicable, described above and upon the hypothetical assumption that we terminated each named executive officer effective December 31, 2015. Mr. Heald was not party to an employment agreement in 2015 and entered into his employment agreement on March 1, 2016.

	Termination without Cause
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of Stock with Accelerated Vesting ($)

John W. Casella	2,065,500	101,522	776,419

Edmond R. Coletta	529,638	19,261	452,261

Edwin D. Johnson	1,434,120	51,525	452,261

David L. Schmitt	441,872	24,799	138,610

Christopher B. Heald	—	—	—

	Immediately upon a Change of Control	Termination for Good Reason
Name	Value of Stock with Accelerated Vesting ($)	Cash Payments ($) (1)	Value of Benefits ($) (2)	Tax Reimbursement ($)	Value of Stock with Accelerated Vesting ($)

John W. Casella	776,419	2,065,500	101,522	1,485,312	776,419

Edmond R. Coletta	452,261	529,638	19,261	408,383	452,261

Edwin D. Johnson	452,261	1,434,120	51,525	934,241	452,261

David L. Schmitt	138,610	441,872	24,799	—	138,610

Christopher B. Heald	—	—	—	—	—

	Automatically upon Death			Termination for Disability
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of Stock with Accelerated Vesting ($)	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of Stock with Accelerated Vesting ($)

John W. Casella	2,065,500	33,841	776,419	2,065,500	33,841	776,419

Edmond R. Coletta	529,638	—	452,261	529,638	19,261	452,261

Edwin D. Johnson	1,434,120	—	452,261	1,434,120	51,525	452,261

David L. Schmitt	441,872	—	138,610	441,872	24,799	138,610

Christopher B. Heald	—	—	—	—	—	—

(1)	The amounts in this column reflect payments, as described above, equal to a multiple of annual base salary in effect on December 31, 2015, and a bonus or other amount equal to a percentage of the base salary or annual incentive bonus for each named executive officer in accordance with the terms of his employment agreement.

(2)	The amounts in this column reflect payments for monthly COBRA premiums for continued health, dental and vision coverage, as well as payments for life insurance premiums for Messrs. John Casella, Coletta, Johnson and Schmitt as of December 31, 2015 and payments for monthly COBRA premiums for continued health and dental coverage for Mr. Heald as of December 31, 2015. For Mr. John Casella, payment of these benefits will continue for a period of three years, for each of Messrs. Coletta, Schmitt and Heald, a period of one year and for Mr. Johnson, a period of two years from the date of termination.

Director Compensation

We compensate our directors who are not our employees or employees of our subsidiaries. Accordingly, Mr. John Casella, who serves as our Chief Executive Officer, and Mr. Douglas Casella, who serves as President of Casella Waste Management, Inc., our wholly-owned subsidiary, do not receive any additional compensation for their service as directors. Mr. Chapple and Mr. McManus resigned from our Board on July 7, 2015 and August 31, 2015, respectively. Mr. O’Connor and Mr. Hulligan were elected as a director on July 7, 2015 and September 1, 2015, respectively.

The Compensation Committee periodically reviews the compensation of our non-employee directors. We seek to attract exceptional talent to our Board and therefore, our policy is to compensate our directors competitively relative to comparable companies. Our Board believes that it is appropriate for the chairs and members of the committees of our Board to receive additional compensation for their services in those positions.

Cash Compensation

In fiscal 2015, our non-employee directors were entitled to receive cash fees in consideration of their Board service as follows:

• Annual retainer fee for service on our Board	$45,000
• Additional annual retainer fee for service as Audit Committee Chair	$15,000
• Additional annual retainer fee for service as Compensation Committee Chair	$5,000
• Additional annual retainer fee for service as Nominations and Governance Committee Chair	$5,000
• Additional annual retainer fee for service as Lead Director	$75,000

Our non-employee directors are entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which he or she serves. Directors who begin their Board service during the year receive a pro-rata portion of the applicable retainer fees.

For fiscal 2016, our non-employee directors are entitled to receive the cash fees described above in consideration of their Board service. In addition, Mr. Peters will receive a monthly payment of $3,125 in consideration of his monthly meetings with members of management on behalf of the Board.

Equity Compensation

Each new non-employee director receives a grant of shares of restricted Class A common stock on the date of such director’s initial election to our Board having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Each incumbent non-employee director, other than non-employee directors who were initially elected to our Board at any time after the prior year’s annual meeting of stockholders, receives at each annual meeting of stockholders an additional grant of shares of restricted Class A common stock having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Our Board adopted stock ownership guidelines for its non-employee directors that require each non-employee director to attain a share ownership level of our Class A common stock equal to $100,000. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non-employee director is elected to our Board.

The following table provides compensation information for fiscal 2015 for each of our non-employee directors.

Non-Employee Director Compensation for Fiscal 2015

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	Total ($)

Michael K. Burke	45,000	74,989	119,989

James F. Callahan, Jr.	60,000	59,989	119,989

John F. Chapple III (4)	22,500	—	22,500

Joseph G. Doody	46,667	49,994	96,661

William P. Hulligan (5)	11,250	49,998	61,248

James P. McManus (6)	37,500	—	37,500

James E. O’Connor (7)	38,125	49,996	88,121

Emily Nagle Green	45,000	49,994	94,994

Gregory B. Peters (8)	125,000	49,994	174,994

(1)	Excludes Mr. John Casella, our Chief Executive Officer and Chairman of our Board, who does not receive compensation for his services as director and whose compensation as a named executive officer is reported in the Summary Compensation Table above, and Mr. Doug Casella, the Vice Chairman of our Board and President of Casella Waste Management, Inc., our wholly-owned subsidiary, who does not receive compensation for his services as director.

(2)	Amounts shown in this column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of restricted stock awards granted in fiscal 2015 under our 2006 Stock Incentive Plan for service on our Board, and for each of Messrs. Burke and Callahan, an additional restricted stock award for their contributions as members of the Nominations and Governance Committee in identifying and vetting the nominees who were elected as members of our Board at the 2015 Annual Meeting and their additional responsibilities on behalf of our Board associated with the proxy contest. Restricted stock awards were granted at the fair market value as of the date of the grant, based upon the last reported sale price of our Class A common stock on the NASDAQ Stock Market. The restricted stock awards vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. The individual restricted stock awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of Shares of Restricted Stock Granted in Fiscal 2015 (#)	Grant Date Fair Value of Awards Granted in Fiscal 2015 ($)

Michael K. Burke	11/6/2015	7,898	49,994

	11/19/2015	3,486	24,995

James F. Callahan, Jr.	11/6/2015	7,898	49,994

	11/19/2015	1,394	9,995

Joseph G. Doody	11/6/2015	7,898	49,994

William P. Hulligan	9/1/2015	8,333	49,998

Emily Nagle Green	11/6/2015	7,898	49,994

James E. O’Connor	7/7/2015	8,912	49,996

Gregory B. Peters	11/6/2015	7,898	49,994

(3)	As of December 31, 2015, our non-employee directors held the following aggregate number of unvested shares of restricted stock and shares underlying unexercised options as of such date:

Name	Number of Unvested Shares of Restricted Stock (#)	Number of Shares Underlying Unexercised Option Awards (#)

Michael K. Burke	19,585	7,500

James F. Callahan, Jr.	19,585	15,000

John F. Chapple III	—	—

Joseph G. Doody	19,585	15,000

William P. Hulligan	8,333	—

James P. McManus	—	—

Emily Nagle Green	19,585	—

James E. O’Connor	8,912	—

Gregory B. Peters	19,585	15,000

(4)	Mr. Chapple retired from our Board on July 7, 2015.

(5)	Mr. Hulligan was elected to our Board on September 1, 2015.

(6)	Mr. McManus retired from our Board on August 31, 2015.

(7)	Mr. O’Connor was elected to our Board on July 7, 2015 and was appointed as Lead Director on October 19, 2015.

(8)	Mr. Peters ceased serving as Lead Director on October 19, 2015. He received the full annual retainer fee of $75,000 for service as Lead Director and in consideration of his continued monthly meetings with members of management on behalf of the Board.

We have entered into or engaged in certain transactions with our directors or affiliates of our directors. See “Corporate Governance – Certain Relationships and Related Person Transactions.”

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of September 15, 2016 information regarding the beneficial ownership of our capital voting stock by (a) each person or entity known by us to beneficially own more than 5% of any class of our common stock, (b) our directors and director nominees, (c) our named executive officers and (d) our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Shares of Class A common stock that an individual or entity has a right to acquire within 60 days after September 15, 2016, including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock unit awards subject to vesting, are included in the number of shares of Class A common stock beneficially owned by the person or entity and are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of September 15, 2016, a total of 40,500,202 shares of Class A common stock were outstanding and a total of 988,200 shares of Class B common stock were outstanding. Except as otherwise indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each beneficial owner listed in the table is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class
5% Stockholders

Portolan Capital Management (2) 2 International Place, FL 26 Boston, MA 02110	3,442,603	8.50%	—	—	6.83%

RMB Capital Management, LLC (3) 115 S. LaSalle Street, 34th Floor Chicago, IL 60603	3,190,757	7.88%	—	—	6.33%

BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	2,648,242	6.54%	—	—	5.26%

Rutabaga Capital Management LLC (5) 64 Broad Street, 3rd Floor Boston, MA 02109	2,144,151	5.29%	—	—	4.26%

Executive Officers and Directors

John W. Casella (6)	949,088	2.31%	494,100	50.0%	10.70%

Edmond R. Coletta (7)	227,532	*	—	—	*

Edwin D. Johnson (8)	625,195	1.53%	—	—	1.23%

	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class

David L. Schmitt (9)	51,040	*	—	—	*

Christopher B. Heald (10)	73,647	*	—	—	*

Michael K. Burke (11)	112,508	*	—	—	*

James F. Callahan, Jr. (12)	171,874	*	—	—	*

Douglas R. Casella (13)	1,203,049	2.93%	494,100	50.0%	11.21%

Joseph Doody (14)	97,980	*	—	—	*

William P. Hulligan (15)	108,333	*	—	—	*

Emily Nagle Green (16)	37,690	*	—	—	*

James E. O’Connor (17)	18,912	*	—	—	*

Gregory B. Peters (18)	107,664	*	—	—	*

Executive officers and directors as a group (13 people) (19)	3,784,512	8.97%	988,200	100.0%	24.82%

*	Represents less than 1% of the outstanding shares of the respective class of our voting stock and/or less than 1% of total ownership of equity securities.

(1)	This column represents voting power rather than percentage of equity interest as each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Combined, the Class A common stock (40,500,202 votes) and the Class B common stock (9,882,000 votes) entitle their holders to an aggregate of 50,382,202 votes as of September 15, 2016. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)	We obtained information regarding beneficial ownership of these shares solely from Amendment No. 2 to Schedule 13G that was filed with the SEC by Portolan Capital Management, LLC on February 10, 2016. Portolan Capital Management, LLC reports direct beneficial ownership, sole voting power and sole dispositive power with respect to 3,442,603 shares. George McCabe, the manager of Portolan Capital Management, LLC reports indirect beneficial ownership, sole voting power and sole dispositive power with respect to 3,442,603 shares.

(3)	We obtained information regarding beneficial ownership of these shares solely from an Amendment to Schedule 13G that was filed with the SEC by RMB Capital Holdings, LLC, RMB Capital Management, LLC, Iron Road Capital Partners L.L.C. and South LaSalle Managers, LLC on February 1, 2016. RMB Capital Holdings, LLC reports shared voting power and shared dispositive power with respect to 3,190,757 shares. RMB Capital Management, LLC reports shared voting power and shared dispositive power with respect to 3,190,757 shares. Iron Road Capital Partners L.L.C. reports shared voting power and shared dispositive power with respect to 2,248,067 shares. South LaSalle Managers, LLC reports shared voting power and shared dispositive power with respect to 615,049 shares.

(4)	We obtained information regarding beneficial ownership of these shares solely from Amendment No. 5 to Schedule 13G that was filed with the SEC by BlackRock, Inc., or BlackRock, on January 26, 2016. BlackRock reports sole voting power with respect to 2,577,860 shares and sole dispositive power with respect to 2,648,242 shares.

(5)	We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed with the SEC by Rutabaga Capital Management on February 11, 2016. Rutabaga Capital Management reports sole voting power with respect to 1,738,134 shares, shared voting power with respect to 406,017 shares and sole dispositive power with respect to 2,144,151 shares.

(6)	Consists of (a) 404,406 shares of Class A common stock, (b) 50,582 shares of Class A common stock issuable to Mr. John Casella pursuant to stock options exercisable within 60 days of September 15, 2016, (c) 694 shares of Class A common stock held by Mr. John Casella’s spouse and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(7)	Consists of (a) 96,532 shares of Class A common stock and (b) 131,000 shares of Class A common stock issuable to Mr. Coletta pursuant to stock options exercisable within 60 days of September 15, 2016.

(8)	Consists of (a) 200,195 shares of Class A common stock and (b) 425,000 shares of Class A common stock issuable to Mr. Johnson pursuant to stock options exercisable within 60 days of September 15, 2016.

(9)	Consists of 51,040 shares of Class A common stock.

(10)	Consists of (a) 53,147 shares of Class A common stock and (b) 20,500 shares of Class A common stock issuable to Mr. Heald pursuant to stock options exercisable within 60 days of September 15, 2016.

(11)	Consists of (a) 105,008 shares of Class A common stock and (b) 7,500 shares of Class A common stock issuable to Mr. Burke pursuant to stock options exercisable within 60 days of September 15, 2016.

(12)	Consists of (a) 84,585 shares of Class A common stock, (b) 15,000 shares of Class A common stock issuable to Mr. Callahan pursuant to stock options exercisable within 60 days of September 15, 2016 and (c) 72,289 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his spouse are trustees.

(13)	Consists of (a) 694,949 shares of Class A common stock, (b) 14,000 shares of Class A common stock issuable to Mr. Douglas Casella pursuant to stock options exercisable within 60 days of September 15, 2016 and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(14)	Consists of (a) 82,980 shares of Class A common stock and (b) 15,000 shares of Class A common stock issuable to Mr. Doody pursuant to stock options exercisable within 60 days of September 15, 2016.

(15)	Consists of 108,333 shares of Class A common stock held by the William P. Hulligan Revocable Trust, of which Mr. Hulligan is trustee.

(16)	Consists of 37,690 shares of Class A common stock.

(17)	Consists of (a) 8,912 shares of Class A common stock and (b) 10,000 shares of Class A common stock held by the James E. O’Connor Revocable Trust, of which Mr. O’Connor is trustee.

(18)	Consists of (a) 92,664 shares of Class A common stock and (b) 15,000 shares of Class A common stock issuable to Mr. Peters pursuant to stock options exercisable within 60 days of September 15, 2016.

(19)	Consists of (a) 2,102,730 shares of Class A common stock, (b) 693,582 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of September 15, 2016 and (c) 988,200 shares of Class A common stock issuable upon the conversion of Class B common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Class A common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, we believe that during fiscal 2015, our officers, directors and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a), with the exception of late Form 4 filings reporting a grant of restricted Class A common stock to each of Messrs. Burke and Callahan, filed with the SEC on November 25, 2015, and a late Form 4 filing reporting the grant of a stock option award to purchase shares of Class A common stock to Edmond R. Coletta, our Senior Vice President and Chief Financial Officer, filed with the SEC on November 25, 2015.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation provides for a classified Board. Our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board currently consists of nine members, divided into three classes as follows:

•	Class I is comprised of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella, each with a term ending at the 2016 Annual Meeting;

•	Class II is comprised of Joseph G. Doody, Emily Nagle Green and Gregory B. Peters, each with a term ending at the 2017 Annual Meeting of Stockholders; and

•	Class III is comprised of John W. Casella, William P. Hulligan and James E. O’Connor, each with a term ending at the 2018 Annual Meeting of Stockholders.

Messrs. Burke, Callahan and Douglas Casella are current Class I directors whose terms expire at the 2016 Annual Meeting. Messrs. John Burke, Callahan and Douglas Casella are each nominated for re-election as a Class I director, each to serve for a term ending at the 2019 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified. Each of our three (3) director nominees was recommended by the Nominations and Governance Committee to the Board, which unanimously approved their nomination. The recommendations of our Board are based on its carefully considered judgment and the Board’s belief that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board.

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of Class A common stock and Class B common stock, voting together as a class, in person or by proxy, at the 2016 Annual Meeting is required to elect each nominee as a director. A withhold vote for a director nominee and broker non-votes, if any, will be counted as present for purposes of determining the presence of a quorum at the meeting but will not counted as a vote cast. Banks, brokers and other nominees holding shares in “street name” are not entitled to vote on the proposal unless instructed by the beneficial owner.

We have adopted a majority vote resignation policy, pursuant to which, in an uncontested election of directors, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election will be required to offer his or her resignation to our Board. In such an event, our Board, acting upon the recommendation of the Nominations and Governance Committee or other committee of independent directors, will take action with respect to the offered recommendation, which could range from accepting the resignation, maintaining the director but addressing what the committee believes to be the underlying cause of the “withheld” votes, or resolving that the director will not be re-nominated in the future for election, to rejecting the resignation. Following the Board’s determination, the Company will promptly publicly disclose the Board’s decision of whether or not to accept the resignation offer and an explanation of how the decision was reached. The election of directors at the 2016 Annual Meeting will be uncontested. Accordingly, the majority vote resignation policy would apply at the 2016 Annual Meeting.

Unless contrary instructions are provided on the proxy card, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Messrs. Burke, Callahan and Douglas Casella as Class I directors for a term expiring at the 2019 Annual Meeting of Stockholders, each such nominee to hold office until his respective successor has been duly elected and qualified. Each of the nominees has consented to being named in this proxy statement and to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.

BOARD RECOMMENDATION

Our Board unanimously recommends a vote “FOR” the election of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella as Class I directors.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Section 14A of the Exchange Act also requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation paid to our named executive officers should be held every one, two or three years. At the 2011 Annual Meeting of Stockholders, stockholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of stockholder votes on executive compensation, which will occur at the 2017 Annual Meeting of Stockholders. The next advisory vote on our named executive officer compensation will also occur at the 2017 Annual Meeting of Stockholders.

We encourage stockholders to read the “Executive Compensation” section of this proxy statement beginning with the “Compensation Discussion and Analysis” on page 28, which describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to fiscal 2015.

As we describe in the “Compensation Discussion and Analysis,” we maintain an executive compensation program that consists almost entirely of base salary, an annual incentive bonus and annual equity awards. These elements of compensation have been selected by the Compensation Committee because it believes that they effectively achieve the fundamental goals of our executive compensation program, which are to attract, motivate and retain qualified and talented executives, who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. The goal of the Compensation Committee is to ensure that our executive compensation program is aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Further, we believe our program does not encourage excessive risk-taking by management. Annual compensation decisions for executive officers are made by our Compensation Committee based on the achievement of specified performance goals as described under “Compensation Discussion and Analysis.”

Our Board is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Casella Waste Systems, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement of Casella Waste Systems, Inc., is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, the Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the approval of the compensation of our named executive officers. If your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the compensation of our named executive officers by voting “FOR” Proposal 2.

PROPOSAL 3 — APPROVAL OF CASELLA WASTE SYSTEMS, INC. 2016 INCENTIVE PLAN

Overview

In the opinion of our Board, the future success of our company depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On September 29, 2016, our Board adopted, subject to stockholder approval, the Casella Waste Systems, Inc. 2016 Incentive Plan, which we refer to as the 2016 Incentive Plan. The 2016 Incentive Plan is intended to replace our 2006 Stock Incentive Plan, which expires on October 9, 2016, and after which date we may not grant any new awards.

The 2016 Incentive Plan would allow for the issuance of up to 2,250,000 shares of Class A common stock. In addition, up to an additional 2,722,884 shares of Class A common stock, which is equal to the sum of the number of shares of Class A common stock reserved for issuance under the 2006 Stock Incentive Plan that remain available for grant immediately prior to the expiration of the 2006 Stock Incentive Plan and the number of shares of Class A common stock subject to awards granted under the 2006 Stock Incentive Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations of the Code), will be available for issuance under the 2016 Incentive Plan.

We may no longer issue awards under the 2006 Stock Incentive Plan following its expiration on October 9, 2016 (however, awards previously granted under the 2006 Stock Incentive Plan will remain outstanding and may be returned to the 2016 Incentive Plan as described above). As of August 31, 2016, (1) options covering 1,101,299 shares of Class A common stock with a weighted average exercise price of $5.98 and a weighted average remaining term of 5.73 years, (2) unvested RSUs covering 787,877 shares of Class A common stock, (3) unvested PSUs covering 97,279 shares of Class A common stock and (4) 115,170 shares of Class A common stock subject to unvested restricted stock awards were outstanding under the 2006 Stock Incentive Plan and our other equity compensation plans. As of August 31, 2016, 646,081 shares of Class A common stock were available for future grant under the 2006 Stock Incentive Plan.

Highlights of the 2016 Incentive Plan

No “Evergreen” Provision	Shares authorized for issuance under the 2016 Incentive Plan are not automatically replenished.

No Liberal Share Counting	The 2016 Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements with respect to any award.

Shares repurchased on the open market using the proceeds from the exercise of an option or stock appreciation right will not increase the number of shares available for future grant of awards under the 2016 Incentive Plan.

When a stock appreciation right is exercised, the number of shares available under the 2016 Incentive Plan will be reduced by the full number of shares for which the stock appreciation right is exercised.

No repricing of stock options or stock appreciation rights	The 2016 Incentive Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval, including a prohibition on the exchange of “underwater” stock options or stock appreciation rights for a cash payment.

No discounted stock options or stock appreciation rights	All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying Class A common stock on the date of grant.

“Double-trigger” vesting upon change in control	Awards granted under the 2016 Incentive Plan will not automatically vest solely as a result of a change in control.

No liberal change in control definition	Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a change in control event.

Material amendments require stockholder approval	Stockholder approval is required prior to an amendment of the 2016 Incentive Plan that would (1) materially increase the number of shares available, (2) expand the types of available awards, or (3) materially expand the class of participants eligible to participate.

Administered by an independent committee	The 2016 Incentive Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Vesting Practices	Awards under the 2016 Incentive Plan are subject to a minimum vesting period of one year, other than (i) options granted in lieu of compensation otherwise earned by or payable to a participant and (ii) awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2016 Incentive Plan.

Clawback Policy	All awards granted under the 2016 Incentive Plan are subject to the Company’s Compensation Clawback Policy and any other clawback policy that the Company adopts in the future.

Our Board believes that approving 2,250,000 shares (plus any unused shares from the 2006 Stock Incentive Plan) for issuance under the 2016 Incentive Plan is appropriate and in the best interests of stockholders given (1) the expiration of the 2006 Stock Incentive Plan on October 9, 2016, after which we may not grant any new equity awards, (2) the duration of the 2016 Incentive Plan, (3) our historical rate of issuing equity awards, (4) our current expectations of the number of shares likely to be needed for future grants and (5) the importance of equity as a proportion of total compensation. Our Board will carefully consider all proposed grants under the 2016 Incentive Plan.

In developing our share request for the 2016 Incentive Plan and analyzing the impact of utilizing equity on our stockholders, we considered our “burn rate” and “overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for fiscal 2015, transition period 2014, fiscal 2014 and fiscal 2013 as well as the average over those periods.

Period	Full-Value Shares Granted – RSUs and Restricted Stock Awards	Full- Value Shares Granted - PSUs	Full- Value Shares Vested - PSUs	Options Granted	Total Shares	Basic Weighted Average Number of Shares of Class A Common Stock Outstanding	Gross Burn Rate (1)
Fiscal 2015 (January 1, 2015 – December 31, 2015)	624,119	—	—	150,000	774,119	40,642,443	1.9%
Transition period 2014 (May 1, 2014 – December 31, 2014)	370,163	—	—	200,000	570,163	40,262,005	1.4%
Fiscal 2014 (May 1, 2013 – April 30, 2014)	541,951	—	—	157,408	699,359	39,819,935	1.8%
Fiscal 2013 (May 1, 2012 – April 30, 2013)	418,544	315,552	—	387,500	806,044	34,015,061	2.4%
Average							1.9%

(1)	“Gross Burn Rate” is defined as the number of shares underlying awards granted in the year (excluding PSUs which will be counted as they are earned) divided by the basic weighted average number of shares of Class A common stock outstanding at year-end.

Overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding, excluding restricted stock awards, and (2) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, excluding restricted stock awards, (b) the total number of shares available for future award grants and (c) the total number of shares of Class A common stock and Class B common stock outstanding. Our overhang at August 31, 2016 was 6.0%. If the additional 2,250,000 shares proposed to be authorized for grant under the 2016 Incentive Plan are included in the calculation, our overhang would have been 10.5% at August 31, 2016.

Summary of the 2016 Incentive Plan

The following summary of the 2016 Incentive Plan is qualified in its entirety by reference to the 2016 Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board in this summary shall include the Compensation Committee or any similar committee appointed by our Board to administer the 2016 Incentive Plan.

Types of Awards; Shares Available for Issuance.

The 2016 Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, or Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, cash-based awards and performance awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2016 Incentive Plan for (i) up to 2,250,000 shares of Class A common stock plus (ii) an additional number of shares of Class A common stock (up to 2,722,884 shares) as is equal to the sum of the number of shares of Class A common stock remaining available for grant under the 2006 Stock Incentive Plan immediately prior to the expiration of the 2006 Stock Incentive Plan and the number of shares of Class A common stock subject to awards granted under the 2006 Stock Incentive Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations of the Code). In addition, if any Award granted under the 2016 Incentive Plan expires or is terminated, surrendered, cancelled, forfeited or otherwise results in any Class A common stock not being issued, the unused Class A common stock covered by such Award shall again be available for the grant of Awards under the 2016 Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of Class A common stock delivered to us by a participant to purchase Class A common stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of Class A common stock available for the future grant of Awards under the 2016 Incentive Plan. In addition, Class A common stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of Class A common stock available for future grant of Awards under the 2016 Incentive Plan.

Certain sub-limitations apply to the shares available for issuance under the 2016 Incentive Plan. The maximum number of shares of Class A common stock with respect to which Awards may be granted to any participant under the 2016 Incentive Plan is 750,000 shares per calendar year. The maximum value (calculated based on grant date fair value for financial reporting purposes) of shares subject to Awards granted to directors who are not employees of Casella at the time of grant shall not exceed $200,000 in any calendar year, subject to exceptions in extraordinary circumstances as the Compensation Committee may determine in its discretion.

All shares of Class A common stock covered by stock appreciation rights shall be counted against the number of shares available for grant under the 2016 Incentive Plan and against the sub-limitations described above. However, stock appreciation rights that may be settled only in cash shall not be so counted, and if a stock appreciation right is granted in tandem with an option for the same number of shares of Class A common stock and the grant provides that only one such Award may be exercised (which we refer to as a “tandem SAR”), only the shares covered by the option shall be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2016 Incentive Plan. The shares covered by a tandem SAR will not again become available for grant under the 2016 Incentive Plan upon the expiration or termination of the tandem SAR. In the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the 2016 Incentive Plan and the sub-limitations described above shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2016 Incentive Plan in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2016 Incentive Plan. No such substitute Awards shall count against the overall share limits or sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2016 Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Descriptions of Awards.

Options. Optionees receive the right to purchase a specified number of shares of Class A common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees or employees of our subsidiaries may receive “incentive stock options” as defined in Section 422 of the Code. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Class A common stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Class A common stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2016 Incentive Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2016 Incentive Plan permits participants to pay the exercise price of options using one or more of the following methods of payment: (1) payment by cash or check, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (2) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of Class A common stock owned by the participant valued at their fair market value, (3) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Class A common stock otherwise issuable pursuant to the option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of Class A common stock on the date of exercise, (4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board, by any other lawful means (provided that in no event may a promissory note of the participant be used to pay the option exercise price), or (5) any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of Class A common stock or cash (or a combination thereof) determined by reference to the appreciation, from and after the date of grant, in the fair market value of a share of Class A common stock over the measurement price. The 2016 Incentive Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of Class A common stock on the effective date of grant (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs granted under the 2016 Incentive Plan may not have a term in excess of 10 years.

Limitation on Repricing of Options or SARs; Other Limitations. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2016 Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2016 Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2016 Incentive Plan) and grant in substitution therefor new Awards under the 2016 Incentive Plan (other than certain substitute Awards described above) covering the same or a different number of shares of Class A common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of Class A common stock, or (4) take any other action under the 2016 Incentive Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market. No option or SAR granted under the 2016 Incentive Plan shall contain any provision entitling the participant to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR, or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of Class A common stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by our Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Units. We may also grant Awards entitling the recipient to receive shares of Class A common stock (or cash equal to the fair market value of such shares) to be delivered the time such Award vests.

We refer to these Awards as Restricted Stock Units. Our Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any Restricted Stock Units. A grant of Restricted Stock Units may provide the participant with a right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, may be settled in cash and/or shares of Class A common stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying Restricted Stock Units. No interest will be paid on dividend equivalents.

Other Stock-Based Awards; Cash-Based Awards. Under the 2016 Incentive Plan, our Board may grant other Awards of shares of our Class A common stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon Class A common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2016 Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Class A common stock or cash, as our Board determines. Dividend equivalents with respect to Other Stock-Based Awards may be paid currently or credited to an account for the participant, may be settled in cash and/or shares of Class A common stock and will be subject to the same restrictions on transfer and forfeitability as the underlying Other Stock-Based Award. No interest will be paid on dividend equivalents. Our Board may also grant Awards denominated in cash rather than shares of Class A common stock. We refer to these types of Awards as Cash-Based Awards.

Performance Awards. Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards granted under the 2016 Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. Performance Awards can also provide for cash payments of up to $2,000,000 per calendar year per individual. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, a committee comprised solely of two or more directors eligible to serve on a committee making qualified “performance-based compensation” awards under Section 162(m) of the Code shall specify, at the time of grant, that such Performance Award will be granted, vest and/or pay out solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Compensation Committee: earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations; earnings before interest and taxes; net cash provided by operating activities, cash flow or free cash flow; total shareholder return or relative total shareholder returns; economic value added; revenue or revenue growth; achievement of cost of operations or general and administration cost reduction goals; net income, earnings per share, or earnings per share growth; gross margin, earnings before interest and taxes margin, or earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations margin; achievement of balance sheet goals, such as debt reduction or working capital improvement; consolidated leverage ratio; and return on net assets, investment or equity. The preceding performance criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) gains or losses on assets sales or divestiture transactions; (ii) development project charge write-offs; (iii) legal, contract or tax settlement costs; (iv) bargain purchase gains; (v) asset or goodwill impairment charges; (vi) environmental remediation charges; (vii) severance and reorganization costs; (viii) expenses from divestiture, acquisition and financing transactions; (ix) gains on the settlement of acquisition related contingent consideration; (x) fiscal year-end transition costs; (xi) proxy contest costs; (xii) losses on the abandonment or the closure and discontinuation of operations; (xiii) impairment of equity method investments; (xiv) gains or losses on the sale of equity method investments; (xv) gains or losses on debt extinguishment or modification and associated cash interest payment timing differences; (xvi) gains or losses on derivatives deemed to be ineffective or terminated; (xvii) gains or losses on the disposition of discontinued operations; (xviii) fluctuations in foreign currency exchange rates; (xix) non-recurring or unusual gains or losses; (xx) the cumulative effects of changes in GAAP; and (xxi) cash flow timing differences due to unusual or non-recurring transactions. Such performance measures (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (z) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Casella. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board.

Transferability of Awards.

Except as our Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards.

Employees, officers, directors, consultants and advisors of Casella and of our present or future parent or subsidiary corporations and any other business venture in which Casella has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2016 Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of September 15, 2016, approximately 1,900 persons were eligible to receive Awards under the 2016 Incentive Plan, including our executive officers and non-employee directors. The granting of Awards under the 2016 Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On September 30, 2016, the last reported sale price of Class A common stock on the Nasdaq Global Select Market was $10.30.

Clawback Policy

All awards granted under the 2016 Incentive Plan are subject to clawback pursuant to the Company’s Compensation Clawback Policy (described above under “Corporate Governance—Compensation Clawback Policy”) and any other clawback policy that the Company may adopt in the future.

Administration.

Our Board administers the 2016 Incentive Plan and is authorized to grant Awards, to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2016 Incentive Plan and to construe and interpret the provisions of the 2016 Incentive Plan and any Award agreements entered into under the 2016 Incentive Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2016 Incentive Plan or any Award. All actions and decisions by the Board with respect to the 2016 Incentive Plan and any Awards shall be made in our Board’s discretion and shall be final and binding on all persons having or claiming any interest in the 2016 Incentive Plan or any Award.

Pursuant to the terms of the 2016 Incentive Plan, our Board may delegate authority under the 2016 Incentive Plan to one or more committees or subcommittees of our Board. Our Board has authorized the Compensation Committee to administer certain aspects of the 2016 Incentive Plan, including the granting of awards to directors and executive officers. The Compensation Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2016 Incentive Plan:

•

the number of shares of Class A common stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

•	the exercise or measurement price of Awards, if any;

•	the effect on Awards of a change in control of us; and

•	the duration of Awards.

Subject to any requirements of applicable law, our Board may delegate to one or more of our officers the power to grant Awards to our employees or non-executive officers and to exercise such other powers under the 2016 Incentive Plan as our Board may determine, provided that our Board shall fix the terms of the Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. No officer shall be authorized to grant Awards to any of our executive officers.

Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

The 2016 Incentive Plan provides that no Award may vest earlier than the first anniversary of its date of grant. However, the foregoing minimum-vesting rule does not apply to (1) Awards granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant and (2) Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares available for issuance under the 2016 Incentive Plan. Notwithstanding the 2016 Incentive Plan’s minimum-vesting rule described above, our Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Except as otherwise provided under the 2016 Incentive Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

We are required to make equitable adjustments (in the manner determined by our Board) to the number and class of securities available under the 2016 Incentive Plan and any outstanding Awards under the 2016 Incentive Plan and the share counting rules and sub-limits set forth in the 2016 Incentive Plan, to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of Class A common stock other than ordinary cash dividends.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2016 Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2016 Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the 2016 Incentive Plan with respect to repricing outstanding stock options or SARs and the minimum vesting rules and exclusions thereto, our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2016 Incentive Plan or the change is otherwise permitted under the terms of the 2016 Incentive Plan in connection with a change in capitalization or reorganization event.

Reorganization Events; Change in Control Events.

Definitions. The 2016 Incentive Plan contains provisions addressing the consequences of any reorganization event or change in control event.

A “reorganization event” is defined under the terms of the 2016 Incentive Plan to mean (a) any merger or consolidation of Casella with or into another entity as a result of which all of the Class A common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or (b) any exchange of shares of Class A common stock for cash, securities or other property pursuant to a share exchange or other transaction.

A “change in control event,” as defined under the terms of the 2016 Incentive Plan, means (a) any merger or consolidation which results in our voting securities outstanding immediately prior to such merger or consolidation representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of us or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) subject to certain exceptions contained in the definition of change in control event under the 2016 Incentive Plan, the acquisition by an individual, entity or group of beneficial ownership of any of our capital stock if, after such acquisition, such person beneficial owns 50% or more of either our then-outstanding shares of Class A common stock or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (c) any sale of all or substantially all of our assets; or (d) our complete liquidation.

Awards Other than Restricted Stock; Alternatives Available to our Board. Under the 2016 Incentive Plan, if a reorganization event occurs (regardless of whether such event also constitutes a change in control event), our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and us): (1) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of Class A common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of Class A common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, and (5) any combination of the foregoing. Our Board is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

The 2016 Incentive Plan also provides, however, that for Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the reorganization event constitutes such a “change in control event,” then no assumption or substitution of the Restricted Stock Unit shall be permitted, and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) our Board may only undertake the actions set forth in clauses (3), (4) or (5) above if the reorganization event is a “change in control event” as so defined under the Treasury Regulation and such action is permitted or required by Section 409A of the Code. If the reorganization event does not constitute a “change in control event” as defined in the Treasury Regulation or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (1) above, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the reorganization event without any payment in exchange therefor.

Notwithstanding the foregoing, if a change in control event occurs, then except to the extent specifically provided to the contrary in the instrument evidencing an Award or any other agreement between a participant and us, each Award (other than Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s service with us or a successor corporation is terminated without cause (as defined in the 2016 Incentive Plan) by us or the successor corporation.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event (regardless of whether such event also constitutes a change in control event), our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless our Board determines otherwise, apply to the cash, securities or other property which the Class A common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that our Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment.

Upon the occurrence of a change in control event (regardless of whether such event also constitutes a reorganization event), except to the extent specifically provided to the contrary in the instrument evidencing an Award or any other agreement between a participant and us, each Award of Restricted Stock will become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s service with us or a successor corporation is terminated without cause (as defined in the 2016 Incentive Plan) by us or the successor corporation.

Provisions for Foreign Participants.

Our Board may from time to time establish one or more sub-plans under the 2016 Incentive Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2016 Incentive Plan containing any limitations on our Board’s discretion under the 2016 Incentive Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2016 Incentive Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2016 Incentive Plan, but each supplement shall apply only to participants within the affected jurisdiction.

Amendment or Termination.

Our Board may amend, suspend or terminate the 2016 Incentive Plan or any portion thereof at any time provided that (1) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until our stockholders approve such amendment in the manner required by Section 162(m); (2) no amendment that would require stockholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until our stockholders approve such amendment; and (3) if the national securities exchange on which we then maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Class A common stock is not then listed on any national securities exchange), then no amendment to the 2016 Incentive Plan (A) materially increasing the number of shares authorized under the 2016 Incentive Plan (other than as provided for in the 2016 Incentive Plan in connection with substitute Awards, changes in capitalization or reorganization events), (B) expanding the types of Awards that may be granted under the 2016 Incentive Plan, or (C) materially expanding the class of participants eligible to participate in the 2016 Incentive Plan shall be effective unless and until our stockholders approve such amendment. In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2016 Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2016 Incentive Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2016 Incentive Plan. No Award may be made that is conditioned upon stockholder approval of any amendment to the 2016 Incentive Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Class A common stock) prior to such stockholder approval.

Effective Date and Term of 2016 Incentive Plan.

The 2016 Incentive Plan shall become effective on the date the plan is approved by our stockholders. No Awards shall be granted under the 2016 Incentive Plan after the expiration of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2016 Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR but generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock on the date of grant less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit. When the Restricted Stock Unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the 2016 Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Class A common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the Casella Waste Systems, Inc. 2016 Incentive Plan by voting “FOR” Proposal 3.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee appointed RSM US LLP, an independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending December 31, 2016. The appointment of RSM US LLP is being presented to the stockholders for ratification at the 2016 Annual Meeting.

RSM US LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of RSM US LLP are expected to be present at the 2016 Annual Meeting and will be given the opportunity to make a statement on their firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

RSM US LLP served as our independent auditors for fiscal 2015, transition period 2014 and fiscal 2014. A summary of the fees billed for services rendered by RSM US LLP in fiscal 2015, transition period 2014 and fiscal 2014 is set forth in the table below.

	Period	Audit Fees (1)	Audit Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
RSM US LLP	Fiscal 2015	$1,124,693	$22,204	$13,100	$7,603	$1,167,601
RSM US LLP	Transition period 2014	$1,202,675	$21,163	$38,000	$20,631	$1,282,469
RSM US LLP	Fiscal 2014	$1,002,102	$19,379	$—	$—	$1,021,481

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. This amount includes reimbursement of out of pocket costs in fiscal 2015, transition period 2014 and fiscal 2014 of $79,243, $70,576 and $75,102, respectively.

(2)	Audit related fees consist of fees billed for the audit of our 401(k) benefit plan. This amount includes reimbursement of out of pocket costs in fiscal 2015, transition period 2014 and fiscal 2014 of $2,892, $2,713 and $1,611, respectively.

(3)	Tax fees consist of fees billed for general tax consultation.

(4)	Consists of fees billed for all other services provided by RSM US LLP related to enterprise risk management. This amount includes reimbursement of out-of-pocket costs in fiscal 2015 and transition period 2014 of $1,255 and $631, respectively.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee pre-approved 100% of the audit and non-audit services performed by our independent auditors in fiscal 2015, transition period 2014 and fiscal 2014. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2016. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of good corporate governance to request that the stockholders ratify the appointment of RSM US LLP as our independent auditors. If our stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain RSM US LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2016 by voting “FOR” Proposal 4.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) is anticipated to be held on June 6, 2017, which is earlier in the calendar year than the 2016 Annual Meeting. Pursuant to Rule 14a-8 of the Exchange Act, any proposal that a stockholder intends to present at the 2017 Annual Meeting, for inclusion in the proxy statement for the 2017 Annual Meeting, must be submitted to the attention of the Corporate Secretary at our offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than January 27, 2017. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.

In addition, our By-Laws require that we be given advance written notice for nominations for election to our Board and of other business that stockholders wish to present for consideration at an annual meeting of stockholders (other than those proposals of business intended to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by our Corporate Secretary at our principal offices and must otherwise meet the requirements set forth in our By-Laws. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at our principal offices, and received by March 8, 2017, but not before February 6, 2017, which is not less than 90 days nor more than 120 days prior to the 2017 Annual Meeting.

If a stockholder who wishes to present a proposal before the 2017 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required date, the proxies that our Board solicits for the 2017 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, 1-802-775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Our 2015 Annual Report is available at www.casella.com under the section entitled “Financial Information.” Stockholders may request a copy of our Annual Report on Form 10-K for fiscal 2015 filed with the SEC (without exhibits) free of charge upon written request to: Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, VT 05701.

OTHER MATTERS

Our Board knows of no other business which will be presented for consideration at the 2016 Annual Meeting other than that described above. However, if any other business should come before the 2016 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Appendix A

CASELLA WASTE SYSTEMS, INC.

2016 INCENTIVE PLAN

1.	Purpose

The purpose of this 2016 Incentive Plan (the “Plan”) of Casella Waste Systems, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum

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number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)) for such number of shares of Class A Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 2,250,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 2,722,884 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2006 Stock Incentive Plan, as amended (the “Existing Plan”) that remain available for grant under the Existing Plan1 immediately prior to the expiration of the Existing Plan and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan2 which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall

[1]	As of August 31, 2016, the number of shares of Common Stock that remain available for grant under the Existing Plan was 646,081.
[2]	As of August 31, 2016, the number of shares of Common Stock subject to awards granted under the Existing Plan was 2,101,625.

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again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sublimits. Subject to adjustment under Section 10, the following sublimits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 750,000 shares per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Non-Employee Directors. The maximum value (calculated based on grant date fair value for financial reporting purposes) of shares of Common Stock subject to Awards granted in any calendar year to any individual non-employee director shall not exceed $200,000. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Casella Waste Systems, Inc., any of Casella Waste Systems, Inc.’s present or future parent or subsidiary corporations as

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defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

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(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair

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market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.	Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the

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restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based and Cash-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be

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subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.	Performance Awards

(a) Grants. Restricted Stock, RSUs and Other Stock-Based Awards and Cash-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”). Performance Awards can also provide for cash payments of up to $2,000,000 per calendar year per individual.

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations; earnings before interest and taxes; net cash provided by operating activities, cash flow or free cash flow; total shareholder return or relative total shareholder returns; economic value added; revenue or revenue growth; achievement of cost of operations or general and administration cost reduction goals; net income, earnings per share, or earnings per share growth; gross margin, earnings before interest and taxes margin, or earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations margin; achievement of balance sheet goals, such as debt reduction or working capital improvement; consolidated leverage ratio; and return on net assets, investment or equity. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) gains or losses on assets sales or divestiture transactions; (ii) development project charge write-offs; (iii) legal, contract or tax settlement costs; (iv) bargain purchase gains; (v) asset or goodwill impairment charges; (vi) environmental remediation charges; (vii) severance and reorganization costs; (viii) expenses from divestiture, acquisition and financing transactions; (ix) gains on the settlement of acquisition related contingent consideration; (x) fiscal year-end transition costs; (xi) proxy contest costs; (xii) losses on the abandonment or the closure and discontinuation of operations; (xiii) impairment of equity method investments; (xiv) gains or losses on the sale of equity method investments; (xv) gains or losses on debt extinguishment or modification and associated cash interest payment timing differences; (xvi) gains or losses on derivatives deemed to be ineffective or terminated; (xvii) gains or losses on the disposition of discontinued operations; (xviii) fluctuations in foreign currency exchange rates; (xix) non-recurring or unusual gains or losses; (xx) the cumulative effects of changes in GAAP; and (xxi) cash flow timing differences due to unusual or non-recurring transactions. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

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Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events.

(1)	Definitions.

(i)	A “Reorganization Event” shall mean:

(A)	any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled; or

(B)	any exchange of shares of Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction.

(ii)	A “Change in Control Event” shall mean:

(A)	any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

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(B)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (I) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (B), the following acquisitions shall not constitute a Change in Control Event: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively;

(C)	any sale of all or substantially all of the assets of the Company; or

(D)	the complete liquidation of the Company.

(iii)	“Cause” shall, unless otherwise specified in the applicable Award agreement or another agreement between the Participant and the Company, mean (A) any act or omission by the Participant that has a significant adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (B) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (C) refusal or failure to comply with the Company’s Code of Business Conduct and Ethics.

(2)	Effect on Awards other than Restricted Stock.

(i)

Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or

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restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, and (E) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(i), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(ii)	Notwithstanding the terms of Section 10(b)(2)(i)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(i)(A) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) the Board may only undertake the actions set forth in clauses (C), (D) or (E) of Section 10(b)(2)(i) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (A) of Section 10(b)(2)(i), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(iii)	For purposes of Section 10(b)(2)(i)(A), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(iv)

Change in Control Event. Notwithstanding the provisions of Section 10(b)(2)(i), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, each Award (other than

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Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of a Change in Control Event, the Participant’s service with the Company or a successor corporation is terminated without Cause by the Company or the successor corporation.

(3)	Effect on Restricted Stock.

(i)	Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment.

(ii)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, each Award of Restricted Stock shall become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of a Change in Control Event, the Participant’s service with the Company or a successor corporation is terminated without Cause by the Company or the successor corporation

(4)	Effect on Other Awards.

(i)	Reorganization Event that is not a Change in Control Event. The Board shall specify at the time of grant or thereafter the effect of a Reorganization Event that is not a Change in Control Event on any Other Stock-Based Award or Cash-Based Award granted under the Plan.

(ii)	Change in Control Event. The Board shall specify at the time of grant or thereafter the effect of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event) on any Other Stock-Based Award or Cash-Based Award granted under the Plan.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

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(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (determined by (or in a manner approved by) the Company; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Section 5(g), 6(e) and 11(g), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation

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otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant shall agree to be bound by the Company’s Compensation Clawback Policy and any clawback policy the Company may adopt in future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Sections 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan

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containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on November 16, 2016.

Vote by Internet • Go to www.investorvote.com/CWST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals

The Board of Directors recommends that you vote FOR each of the director nominees.

1.    To elect the following nominees as Class I directors of the Company to serve until the 2019 Annual Meeting of Stockholders:

+
	For	Withhold		For	Withhold		For	Withhold
01 - Michael K. Burke	☐	☐	02 - James F. Callahan, Jr.	☐	☐	03 - Douglas R. Casella	☐	☐

The Board of Directors recommends that you vote FOR Proposal 2.		For	Against	Abstain

2.	To approve, in an advisory “say-on-pay” vote, the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 3.

3.	To approve the Casella Waste Systems, Inc. 2016 Incentive Plan.	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 4.

4.	To ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — CASELLA WASTE SYSTEMS, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, NOVEMBER 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASELLA WASTE SYSTEMS, INC.

The undersigned, having received notice of the 2016 Annual Meeting of Stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and David L. Schmitt (each with full power of substitution), as proxies of the undersigned, to attend the 2016 Annual Meeting of Stockholders of Casella Waste Systems, Inc. (the “Company”), to be held on Thursday, November 17, 2016, and any adjournment, postponement, continuation or rescheduling thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the 2016 Annual Meeting of Stockholders or at any adjournment, postponement, continuation or rescheduling thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

IF YOU HAVE NOT VOTED VIA TELEPHONE OR INTERNET, PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.